                                                  CENTEX DEVELOPMENT EXHIBIT 4.4





                     SECOND AMENDED AND RESTATED AGREEMENT
                                       OF
                              LIMITED PARTNERSHIP
                                       OF
                        CENTEX DEVELOPMENT COMPANY, L.P.

                               TABLE OF CONTENTS

                                                        ARTICLE I

                                                  ORGANIZATIONAL MATTERS
         1.1.    Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.2.    Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.3.    Registered Office and Principal Office of Partnership; Addresses of Partners.  . . . . . . . . . . . . 3
         1.4.    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.5.    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                                        ARTICLE II

                                                       DEFINITIONS
         "Additional Limited Partner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Adjusted Basis" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Adjusted Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         "Agreed Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Applicable Class Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Assignee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Capital Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Capital Contribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Capital Distributions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Capital Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Carrying Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Centex"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Centex Warrant Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Centex Warrants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Certificate of Limited Partnership" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Class A Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         "Class B Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Class C Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Contributed Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Contributing Partner" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Contribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Conversion" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         "Conveyance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Delaware Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Departing Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Eligible Warrants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "First Restated Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "General Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Holding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Information Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Limited Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Liquidation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         "Liquidator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "LP Unit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Majority Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Management Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "NASDAQ" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "National Securities Exchange" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         "Net Agreed Value"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Nominee Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Operating Partnership"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Operating Partnership Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Original Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Original Limited Partners"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Original Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Other Properties" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         "Outstanding" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Partnership"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Partnership Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Payout" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Percentage Interest"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Plan for Original Properties" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Preferred Return" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Record Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Section 754 Election" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Stockholder Warrant Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Stockholder Warrants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Substituted Limited Partner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         "Transfer Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Transfer Application" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Unit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Unit Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Unrealized Gain"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Unrealized Loss"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Unrecovered Capital"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Voting Percentage Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         "Warrant Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         "Warrants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE III

                                                         PURPOSE
         3.1.    Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                        ARTICLE IV

                                                  CAPITAL CONTRIBUTIONS
         4.1.    General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2.    Limited Partners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3.    Issuance of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         4.4.    Additional Issuances of Securities; Additional Classes of LP Units.  . . . . . . . . . . . . . . . .  12
         4.5.    No Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.6.    Capital Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.7.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.8.    No Withdrawal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.9.    Loans From Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.10.   Splits and Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.11.   Conversion of Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE V

                                  ALLOCATIONS OF INCOME AND LOSS; DISTRIBUTIONS OF CASH
         5.1.    Prior to Payout. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.2.    After Payout.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3.    Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE VI

                                           MANAGEMENT AND OPERATION OF BUSINESS
         6.1.    Management.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2.    Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.3.    Reliance by Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.4.    Purchase or Sale of LP Units.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.5.    Compensation and Reimbursement of General Partner. . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.6.    Outside Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.7.    Partnership Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.8.    Loans to or from the General Partner; Contracts with Affiliates; Joint Ventures. . . . . . . . . . .  22
         6.9.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         6.10.   Liability of General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.11.   Resolution of Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.12.   Other Matters Concerning General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.13.   Trademark of Centex  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       ARTICLE VII

                                        RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
         7.1.    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.2.    Management of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.3.    Outside Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.4.    Return of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.5.    Rights of Limited Partners Relating to the Partnership.  . . . . . . . . . . . . . . . . . . . . . .  27

                                                       ARTICLE VIII

                                          BOOKS, RECORDS, ACCOUNTING AND REPORTS
         8.l.    Records and Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.2.    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.3.    Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.4.    Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE IX

                                                       TAX MATTERS
         9.1.    Preparation of Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.2.    Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.3.    Tax Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.4.    Organizational Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.5.    Taxation as a Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.6.    Opinions Regarding Taxation as a Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        ARTICLE X

                                                 ISSUANCE OF CERTIFICATES
         10.1.   Issuance of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.2.   Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         10.3.   Registered Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                        ARTICLE XI

                                                  TRANSFER OF INTERESTS
         11.1.   Transfer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.2.   Transfer of Interests of General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         11.3.   Transfer of LP Units.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE XII

                                         ADMISSION OF SUBSTITUTED AND ADDITIONAL
                                     LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNERS
         12.1.   Admission of Substituted Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.2.   Admission of Additional Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.3.   Admission of Successor General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.4.   Amendment of Agreement and of Certificate of Limited Partnership . . . . . . . . . . . . . . . . . .  31

                                                       ARTICLE XIII

                                       WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER
         13.1.   Withdrawal or Removal of General Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.2.   Interest of Departing Partner and Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                       ARTICLE XIV

                                               DISSOLUTION AND LIQUIDATION
         14.1.   Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         14.2.   Continuation of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         14.3.   Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         14.4.   Cancellation of Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . .  35
         14.5.   Return of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         14.6.   Waiver of Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                                        ARTICLE XV

                                 AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE; CONSENTS
         15.1.   Amendments to be Adopted Solely by General Partner after Payout  . . . . . . . . . . . . . . . . . .  36
         15.2.   Amendment Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         15.3.   Amendment Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         15.4.   Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         15.5.   Notice of a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         15.6.   Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         15.7.   Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         15.8.   Waiver of Notice; Consent to Meeting; Approval of Minutes  . . . . . . . . . . . . . . . . . . . . .  38
         15.9.   Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.10.  Conduct of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.11.  Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.12.  Voting and Other Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                       ARTICLE XVI

                                               PROHIBITIONS AND LIMITATIONS
         16.1.   General Prohibitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                       ARTICLE XVII

                                                    GENERAL PROVISIONS
         17.1.   Addresses and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.2.   Titles and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.3.   Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.4.   Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         17.5.   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.6.   Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.7.   Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.8.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.9.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.10.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         17.11.  Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                     SECOND AMENDED AND RESTATED AGREEMENT
                                       OF
                              LIMITED PARTNERSHIP
                                       OF
                        CENTEX DEVELOPMENT COMPANY, L.P.

        THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into by and among 3333 Development Corporation, a Nevada corporation, as the General Partner, and those Persons who are or become Partners or Assignees, as provided herein.

                             RECITALS AND SUMMARY:

        A. By instrument made and entered into as of March 30, 1987, 3333 Development Corporation, as General Partner, and certain subsidiaries of Centex Corporation, a Nevada corporation ("Centex"), as Limited Partners (the "Original Limited Partners"), executed that certain Agreement of Limited partnership (the "Original Agreement") of the Partnership. On March 31, 1987, the General Partner filed a Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware. The General Partner and the Original Limited Partners executed an Amended and Restated Agreement of Limited Partnership of Centex Development Company, L.P. as of March 31, 1987, and an amendment thereto was effected as of April 1, 1993 (collectively, the "First Restated Agreement"). Effective as of July 25, 1995, the holders of the Class A Units waived all accrued and unpaid Preferred Return (as hereinafter defined) through July 1995. Through a series of transfers and conveyances all of the Class A Units issued to the Original Limited Partners are now held by a single Limited Partner.

        B. The General Partner and the sole Limited Partner desire to amend and restate the First Restated Agreement so as to more fully reflect the
terms and conditions governing their relationship.   In particular, the General
Partner and the Limited Partner desire to amend the First Restated Agreement to authorize a new class of LP Units, Class C Units, to be issued in connection with the contribution of Other Properties by the Limited Partner or other
Persons to be admitted as Limited Partners.   Except to the extent expressly
provided by this Agreement, the Class C Units shall have substantially the same rights as Class A Units, and shall be pari passu with the Class A Units in connection with matters in common, such as voting, allocations, and
distributions.   The General Partner and the Limited Partner also desire to set forth below a brief and general summary of the purpose of the Partnership and certain operative provisions relating to the rights of the Partners hereunder and their interests in the Partnership, which summary is qualified by and subject to the specific provisions contained in this Agreement and other agreements referred to herein.

        C. The purpose of the Partnership is to (i) own, (ii) maintain, develop or operate and (iii) sell (a) certain parcels of predominantly undeveloped real estate (defined herein as the "Original Properties") contributed by the Original Limited Partners on or after the execution of the Original Agreement, and (b) other properties which may hereafter be acquired by the Partnership (whether by acquisition from third parties or from the Limited Partners and/or their Affiliates as contributions, and whether by deed or
through the contribution of interests in other business entities).   Subject to
certain limitations specified herein, the General Partner has broad power and authority to manage and control the business and affairs of the Partnership. The Partnership has entered into a management agreement with an affiliate of Centex whereunder such affiliate will operate, manage and develop the properties of the Partnership for and on behalf of the Partnership.

        D. This Agreement contemplates the issuance of three classes of limited partnership units, Class A Units, Class B Units and Class C Units, although additional classes of limited partnership units or other securities
may be subsequently issued by the Partnership as provided herein.   One
thousand Class A Units were issued to the Original Limited Partners in exchange
for their contribution of the Original Properties.   This Agreement
contemplates the issuance of Class C Units to one or more Limited Partners or their Affiliates in connection with the acquisition by the Partnership of Other Properties, including interests in entities holding Other Properties.
Execution of this Agreement by the current sole Limited Partner is deemed to constitute consent to (a) amendment of this Agreement, for purposes of Sections
15.2 and 15.3(a) of this Agreement, and (b) the issuance by the Partnership from time to time prior to Payout (as discussed below) of Class C Units under and pursuant to Section 4.2(c) of this Agreement, for purposes of the last paragraph of Section 4.4 hereof.

        E.       On or after the execution of the First Restated Agreement, the
Partnership sold to Centex 1000 warrants to purchase Class B Units.   Nine
hundred of such warrants were distributed as a dividend to the Centex stockholders, and the remaining 100 warrants are held by Centex for its own
account.   Unless sooner distributed at the election of Centex, the 900 warrants are being maintained in a special account at The Chase Manhattan Bank, until November 30, 2007, at which point such warrants will be distributed to the Centex stockholders in proportion to the number of shares of common stock of Centex they own and will thereupon become exercisable by such stockholders.
No Class B Units have been issued.   At such time as the 900 warrants are
distributed to the Centex stockholders, the 100 warrants held by Centex will
also become exercisable.   Also, at such time as the above described warrants
are exercised, the Class A Units and the Class C Units will be deemed to have been converted into (i) a like number of Class A Units and Class C Units, respectively, and (ii) a combined number of Class B Units in an amount such that if all the warrants were to be exercised at the same time, the portion of the Class B Units represented by the former Class A Units and Class C Units
(considered together) will equal an aggregate of 20%.   When all of the
warrants have either been exercised and/or expired and Payout has occurred, the Class A Units and the Class C Units will be canceled.

        F. Generally, the holders of Class A Units and Class C Units will be entitled to receive substantially all of the cash distributed by the
Partnership until Payout.   Prior to Payout, all Partnership cash will be
distributed (i) first, to the Limited Partners holding Class A Units or Class C Units, pro rata, in an amount equal to a 9% per annum cumulative return (the "Preferred Return", as more fully defined herein) on the outstanding difference from time to time between the aggregate value of the Original Properties or the Other Properties, as of the date of contribution (subject to certain adjustments), and the aggregate cash distributions previously received by the Limited Partners with respect thereto, (ii) second, to the Partners in an amount sufficient to pay certain income taxes attributable to their respective interests in the Partnership, and (iii) third, to the Limited Partners holding Class A and Class C Units to reduce Unrecovered Capital. After Payout, Partnership cash will be distributed in the percentages of 1% to the General Partner and 99% to the Limited Partners. "Payout", as more particularly described herein, is the point in time at which the Limited Partners holding Class A and Class C Units have received cash distributions, in addition to the Preferred Return and distributions made to them with respect to income taxes, equal to the value of the Original Properties and the Other Properties at the time of their contribution.

        G. Generally, prior to Payout net income will be allocated to the holders of the Class A Units and the Class C Units to the extent that they have received distributions representing the Preferred Return, then to all Partners to the extent net losses have been allocated to them, and last 80% to the General Partner and 20% to the holders of the Class A Units and the Class C Units (unless the Warrants have been exercised). Also, prior to Payout, net loss will be allocated to the Partners first, in the same ratio and to the same extent that cumulative net income (in excess of cumulative net losses) has been allocated to the Partners and, second, in accordance with their Capital Interest in the Partnership (as defined herein). Generally, after Payout, net income will be allocated 1% to the General Partner and 99% to the Limited Partners and net loss will be allocated to the Partners in accordance with their Percentage Interest in the Partnership (as defined herein).

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, the parties hereby agree to amend and restate the First Restated Agreement as follows:

                                   ARTICLE I

                             ORGANIZATIONAL MATTERS

        1.1. Formation. The Partnership has heretofore been formed as a limited partnership pursuant to the provisions of the Delaware Act. The parties named above hereby enter into this Agreement in order to set forth the rights and obligations of the Partners and Assignees and certain matters related thereto. Except as expressly provided and permitted herein to the contrary, the rights and obligations of the Partners and Assignees and the administration and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of any Partner or Assignee shall be personal property for all purposes.

        1.2. Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, Centex Development Company, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time.

        1.3. Registered Office and Principal Office of Partnership; Addresses of Partners.

        (a) The registered office of the Partnership in the State of Delaware shall be 1013 Centre Road, Wilmington, Delaware 19805, and its registered agent for service of process on the Partnership at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be 2728 North Harwood Street, Dallas, Texas 75201-1516, or such other place as the General Partner may from time to time designate to the Partners. The Partnership may maintain offices at such other place or places as the General Partner deems advisable.

        (b) The address of the General Partner is 2728 North Harwood Street, Dallas, Texas 75201-1516. The address of each Limited Partner shall be the address of such Limited Partner appearing on the books of the Transfer Agent or the Partnership from time to time, as provided for in Section 17.1.

        1.4.     Power of Attorney.

        (a) Each Limited Partner and Assignee hereby constitutes and appoints the General Partner and the Liquidator and their authorized officers (and any successor to either thereof by merger, assignment, election or otherwise and the authorized officers thereof) with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                 (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates and other instruments and all amendments or restatements thereof which the General Partner or the Liquidator deems reasonable and appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own property; (B) all instruments, including an amendment or restatement of this Agreement, which the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all instruments relating to the admission or substitution of any Partner pursuant to Article XII or Article XIII; (E) all instruments (including this Agreement and amendments and restatements hereof) relating to the determination of the rights, preferences and privileges of any class or series of LP Units or other securities of the Partnership issued pursuant to Section 4.4(a); and (F) all certificates, documents and other instruments (including this Agreement and amendments and restatements hereof) relating to the formation of the Operating Partnership; and

                 (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Limited Partners hereunder, is deemed to be made or given by the Limited Partners hereunder, or is consistent with the terms of this Agreement and/or appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, however, that when required by
        Section 15.3 or Section 15.9 or any other provision of this Agreement which establishes a percentage of the Limited Partners required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval by a Majority Interest or other required percentage.

Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

        (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and not be affected by, the death, incompetency, incapacity, disability, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any Portion of his Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representations made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen days after receipt of the General Partner's or the Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

        1.5. Term. The Partnership commenced upon the filing of the original Certificate of Limited Partnership in accordance with the Delaware Act on March 31, 1987, and shall continue in existence until the close of Partnership business on December 31, 2037 or until the earlier termination of the Partnership in accordance with the provisions of Article XIV.

                                   ARTICLE II

                                  DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

        "Additional Limited Partner" means a Person admitted to the Partnership pursuant to Section 12.2 as a Limited Partner.

        "Adjusted Basis" means the adjusted basis of a Partnership asset as defined in Section 1011 of the Code.

        "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(c)(i).

        "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Agreed Value" means, in the case of property contributed to the Partnership, the aggregate value of such property at the time of contribution, as determined by the General Partner using a reasonable method of valuation.

        "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

        "Applicable Class Percentage" has the meaning assigned to it in Section 5.1(c).

        "Assignee" means a Person to whom one or more LP Units have been transferred in a manner permitted under this Agreement, and who thereby has an economic interest in the Partnership equivalent to that of a Limited Partner but (i) limited to the rights and obligations appurtenant to an LP Unit to share in the distributions, including liquidating distributions, of the Partnership, and (ii) otherwise subject to the limitations set forth in this Agreement on the rights of an Assignee who has not become a Substituted Limited Partner.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or of the State of Texas shall not be regarded as a Business Day.

        "Capital Account" means the Capital Account maintained for a Partner or Assignee pursuant to Section 4.6.

        "Capital Contribution" means any cash or property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.2, 4.3 or 4.4.

        "Capital Distributions" means an amount distributed to a Partner pursuant to Section 5.1(b)(iii).

        "Capital Interest" means, with respect to a Partner, the ratio, expressed as a percentage, of such Partner's contribution to the capital of the Partnership pursuant to Sections 4.1 and 4.2 hereof to the aggregate amount contributed to the Partnership pursuant to Sections 4.1 and 4.2 hereof. Any transferee of a Partnership Interest shall succeed to the Capital Interest associated therewith.

        "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property, reduced (but not below zero) by depreciation and cost recovery deductions, if any, charged to the Partner's Capital Accounts pursuant to Section 4.6 with respect to such property, as well as any other charges or sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with Sections 4.6(c)(i) and (ii).

        "Centex" means Centex Corporation, a Nevada corporation.

        "Centex Warrant Agreement" means that certain Agreement for Purchase of Warrants dated as of November 30, 1987, by and between the Partnership and Centex.

        "Centex Warrants" means the Warrants to purchase Class B Units exercisable by Centex pursuant to the Centex Warrant Agreement.

        "Certificate" means a non-negotiable certificate issued by the Partnership, evidencing ownership of one or more LP Units.

        "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware pursuant to Section 6.2, as it may be amended and/or restated from time to time.

        "Class A Units" means the LP Units issued to the Original Limited Partners or any other LP Units having the same rights and privileges as an LP Unit with respect to such class as described herein. Without limiting the foregoing, the owners of Class A Units shall (a) have allocated to them Partnership items of income, gain, loss, deduction and credit as set forth in Sections 5.1 and 5.2 and elsewhere herein and (b) receive preferential distributions of cash prior to Payout as set forth in Section 5.1 and elsewhere herein. Further, upon the exercise of "Eligible Warrants" (as such term is used below), the Class A Units shall automatically divide and convert into (x) a like number of Class A Units having the entitlements to income, loss and distributions as the existing Class A Units, except that the Applicable Class Percentage shall be 0% (provided, however, that if Payout has occurred and all of the Warrants have either been exercised and/or expired, the Class A Units shall automatically be canceled) and (y) a number of Class B Units equal to 20% times (i) the number of Class A Units Outstanding divided by (ii) the number of Class A Units plus the number of Class C Units Outstanding times (iii) the total number of Class B Units which would be Outstanding after conversion based on the actual exercise of the Stockholder Warrants classified as Eligible Warrants and the assumed exercise of all of the Centex Warrants classified as Eligible Warrants. The foregoing conversion shall be deemed to occur as of the date on which the exercise of the Stockholder Warrants classified as Eligible Warrants is deemed to occur under the Stockholder Warrant Agreements (i.e., the close of business on the last day of the applicable exercise period with respect to such Warrants). As used above, the terms "Eligible Warrants" means those Stockholder Warrants with respect to which the Nominee Agreement has been terminated pursuant to the terms thereof and a proportionate part of the Centex Warrants, as determined pursuant to the Centex Warrant Agreement.

        "Class B Units" means the LP Units to be issued upon exercise of the Warrants or any other LP Units having the same rights and privileges as such an LP Unit.

        "Class C Units" means the LP Units issued to Limited Partners or any other LP Units having the same rights and privileges as an LP Unit with respect to such class as described herein. Without limiting the foregoing, the owners of Class C Units shall (a) have allocated to them Partnership items of income, gain, loss, deduction and credit as set forth in Sections 5.1 and 5.2 and elsewhere herein, and (b) receive preferential distributions of cash prior to Payout as set forth in Section 5.1 and elsewhere herein. Further, upon the exercise of Eligible Warrants, the Class C Units shall automatically divide and convert into (x) a like number of Class C Units having the entitlements to income, loss and distributions as the existing Class C Units, except that the Applicable Class Percentage shall be 0% (provided, however, that if Payout has occurred and all of the Warrants have either been exercised and/or expired, the Class C Units shall automatically be canceled) and (y) a number of Class B Units equal to 20% times (i) the number of Class C Units Outstanding divided by
(ii) the number of Class C Units plus the number of Class A Units Outstanding times (iii) the total number of Class B Units which would be Outstanding after conversion based on the actual exercise of the Stockholder Warrants classified as Eligible Warrants and the assumed exercise of all of the Centex Warrants classified as Eligible Warrants. The foregoing conversion shall be deemed to occur as of the date on which the exercise of the Stockholder Warrants classified as Eligible Warrants is deemed to occur under the Stockholder Warrant Agreements (i.e., the close of business on the last day of the applicable exercise period with respect to such Warrants).

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

        "Contributed Property" means each Contributing Partner's property (whether real, personal, intangible or other property, including securities, but other than cash) contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(c)(i) or (ii), such property shall no longer constitute a Contributed Property for purposes of
Section 5.3 but shall constitute an Adjusted Property.

        "Contributing Partner" means each Partner contributing a Contributed Property to the Partnership in exchange for (a) in the case of a General Partner, a Partnership Interest, and (b) in the case of a Limited Partner, LP Units.

        "Contribution" means the amount of cash and the Net Agreed Value of any other property contributed by a Partner to the Partnership.

        "Conversion" means the point in time at which (a) Class A Units are converted into Class B Units as described in the definition of "Class A Units", and (b) Class C Units are converted into Class B Units as described in the definition of "Class C Units".

        "Conveyance" shall refer collectively to the conveyances of properties by the Original Limited Partners pursuant to the Original Agreement in exchange for Class A Units.

        "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, Sections 17-101 et seq. of Title Six of the Delaware Code, as it may be amended from time to time, and any successor to such Act.

        "Departing Partner" means a former General Partner, as of the effective date of any withdrawal or removal of such former General Partner pursuant to
Section 13.1.

        "Eligible Warrants" shall have the meaning assigned to it in the definition of Class A Units.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor to such statute.

        "First Restated Agreement" shall have the meaning assigned to it in Paragraph A of the Recitals and Summary to this Agreement.

        "General Partner" means 3333 Development Corporation, or its successor, in its capacity as a general partner of the Partnership.

        "Holding" means 3333 Holding Corporation, a Nevada corporation and the sole stockholder of the General Partner.

        "Information Statement" means the final information statement mailed to all record holders of Centex common stock in connection with the distribution of the Stockholder Warrants to Centex stockholders pursuant to the Nominee Agreement.

        "Limited Partner" means any Person who has been admitted or deemed to be admitted as a limited partner in the Partnership and whose admission has been reflected on the books and records of the Partnership.

        "Liquidation" means the occurrence of that date which is the earlier of
(a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code, or (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining Partnership assets to the Partners).

        "Liquidator" has the meaning specified in Section 14.3.

        "LP Unit" means a Unit representing a Limited Partner's or Assignee's Partnership Interest as a limited partner or assignee of a limited partner of the Partnership.

        "Majority Interest" means the owners of more than 50% of the Voting Percentage Interests of Limited Partners.

        "Management Agreement" means that certain Management Agreement dated as of April 1, 1994, by and between the Partnership and Holding, providing for the management and operation of the business of the Partnership, as amended by Amendment No. 1 to Management Agreement dated as of October 1, 1996, by and between the Partnership and Holding, as such amended Agreement may be modified or amended from time to time by the parties thereto.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System, including the Nasdaq Stock Market and the Nasdaq Small Cap Market.

        "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

        "Net Agreed Value" means (a) in the case of any property contributed to the Partnership, including Other Properties, the Agreed Value of such property reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of a partnership, membership or other interest in an Operating Partnership contributed to the Partnership by (i) a Limited Partner pursuant to
Section 4.2(c) or 4.4 hereof, an amount equal to the greater of (1) the Agreed Value of such interest, reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such property is subject when contributed, or (2) the amount of the Capital Account attributable to such partnership, membership or other interest under the Operating Partnership Agreement as of the end of the quarter immediately preceding the quarter during which such contribution is made, or (ii) a Departing Partner pursuant to
Section 13.2, the amount of the Capital Account attributable to such partnership, membership or other interest under the Operating Partnership Agreement as of the end of the quarter immediately preceding the quarter during which such contribution is made.

        "Nominee Agreement" means that certain Nominee Agreement dated November 30, 1987, as amended, by and among the Partnership, Centex, Holding and The Chase Manhattan Bank.

        "Operating Partnership" means any limited or general partnership, limited liability company or other entity (a) formed by the General Partner or an Affiliate thereof in its sole and complete discretion on behalf of the Partnership pursuant to Section 6.1(c) with the General Partner or an Affiliate thereof as general partner, member, manager or owner, and the Partnership or an Affiliate thereof as limited partner, general partner, member or owner, or (b) of which the General Partner or an Affiliate thereof becomes a general partner, member, manager or owner and/or of which the

Partnership or an Affiliate thereof becomes a limited partner, general partner, member or owner, in each case to carry out the purposes of the Partnership. In the event the General Partner forms or becomes a partner, member, manager or owner of or otherwise subject to more than one Operating Partnership, the term "Operating Partnership" shall refer to any one or more or all of such Operating Partnerships, as the context shall require.

        "Operating Partnership Agreement" means (i) for a limited partnership, the agreement of limited partnership, (ii) for a general partnership, the partnership agreement, (iii) for a limited liability company, the certificate of organization (however denominated) and the related operating agreement, company agreement or regulations, and (iv) for any other type of entity, similar governing documents, of any Operating Partnership, as each such certificate, agreement or other document may be amended or supplemented from time to time. In the event the General Partner forms, or becomes a general partner, member, manager or owner of or otherwise becomes subject to, more than one Operating Partnership, the term "Operating Partnership Agreement" shall refer to any one or more or all of such Operating Partnership Agreements, as the context shall require.

        "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

        "Original Agreement" shall have the meaning assigned to it in Paragraph A of the Recitals and Summary to this Agreement.

        "Original Limited Partners" shall refer to Centex Land Company, Centex Homes of New Jersey, Inc., Centex Homes Corporation, Fox & Jacobs, Inc., Great Lakes Development Co., Inc. and 111 E. Chestnut Corp. or their transferees.

        "Original Properties" means those properties and assets described in the Conveyance that have been contributed to the Partnership by the Original Limited Partners as described in Section 4.2(a).

        "Other Properties" means those real, personal, intangible and other properties and assets, including partnership, membership or other ownership interests in entities owning or holding real, personal, intangible or other property, that are contributed to the Partnership from time to time, in kind or by or through an entity or an Operating Partnership, by a Limited Partner or an Affiliate thereof as contemplated by Section 4.2 and/or 4.4.

        "Outstanding," when used in reference to the number of LP Units, means the number of LP Units issued by the Partnership and shown on the records of the Transfer Agent to be outstanding, less any LP Units held by the Partnership or the Operating Partnership.

        "Partner" means the General Partner or a Limited Partner.

        "Partnership" means the limited partnership established by the Original Agreement and continued under the First Restated Agreement and this Agreement.

        "Partnership Interest" means the interest of a Partner or Assignee in the Partnership.

        "Payout" means the receipt of distributions in an amount sufficient to reduce the Partners' Unrecovered Capital to zero.

        "Percentage Interest" has the meaning assigned to it in Section 5.1(c).

        "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

        "Plan for Original Properties" means that certain instrument attached hereto as Exhibit A that sets forth the overall plan pursuant to which the Partnership will conduct its activities hereunder with respect to the Original Properties.

        "Preferred Return" means a return of 9% per annum (cumulative) of (a) the Class A Unit holders' Unrecovered Capital, measured from April 1, 1987 (but less $37,523,419.56 of Preferred Return waived by the holders of the Class A Units effective as of July 25, 1995), and (b) the Class C Unit holders' Unrecovered Capital, measured from the applicable date of contribution, and, in either case, payable quarterly or at such other intervals as may be specified by the General Partner in accordance with Section 5.1(b). If Unrecovered Capital fluctuates during a year the Preferred Return shall be prorated on a daily basis.

        "Record Date" means the date established by the General Partner for determining (a) the identity of Limited Partners entitled to notice of or to vote at any meeting of Limited Partners or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action of Limited Partners, or
(b) the identity of Record Holders entitled to receive any report or distribution.

        "Record Holder" as applied to a LP Unit means the Person in whose name the LP Unit is issued and registered on the books of the Transfer Agent as of the close of business on a particular Business Day.

        "Section 754 Election" means an election under Section 754 of the Code relating to the adjustment of the adjusted basis of Partnership assets as provided in Sections 734 and 743 of the Code.

        "Securities Act" means the Securities Act of 1933, as amended, and any successor to such statute.

        "Stockholder Warrant Agreement" means the Warrant Agreement dated as of November 30, 1987, by and between the Partnership and Centex.

        "Stockholder Warrants" means the Warrants to purchase Class B Units exercisable by the Centex stockholders pursuant to the Stockholder Warrant Agreement.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.1 in place of and with all the rights of a Limited Partner.

        "Transfer Agent" means the bank, institution or other Person appointed by the General Partner in its sole discretion to act as transfer agent for the LP Units.

        "Transfer Application" means an application and agreement for transfer of LP Units in the form set forth on the back of a Certificate representing an LP Unit or in a form substantially to the same effect in a separate instrument by which a transferee (a) requests admission as a Substituted Limited Partner,
(b) agrees to be bound by the terms and conditions of this Agreement, (c) represents that he has authority to enter into this Agreement, (d) grants powers of attorney to the General Partner and (e) makes the consents and waivers contained herein.

        "Unit" means a Class A Unit, a Class B Unit, a Class C Unit or such other class or series of LP Units which may be issued pursuant to Section 4.4(a).

        "Unit Price" means, in respect of any particular class of Units, as of any date of determination, (a) if such class of Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Unit of such class regular way or, in case no such reported sale has taken place on any such day, the average of the last reported bid and asked prices per Unit of such class regular way, in either case on the principal National Securities Exchange on which the Units of such class are listed or admitted to trading, for the four trading days immediately preceding the date of determination; (b) if the Units of such class are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the closing bid and ask prices per Unit of such class for the four trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose if said Bureau is not at the time furnishing quotations; or (c) if Units of such class are not listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of a Unit of such class as of such date of determination, as determined by the General Partner using any reasonable method of valuation. In determining the value of Original Properties and Other Properties owned by the Partnership as of any date of determination, the General Partner shall be permitted to use, absent clear and convincing evidence presented to the Partnership to the contrary, the Carrying Value of such properties as of the last date of determination thereof.

        "Unrealized Gain" means with respect to a Partnership property, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.6(c) as of such date).

        "Unrealized Loss" means with respect to a Partnership property, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.6(c) as of such date) over the fair market value of such property as of such date of determination.

        "Unrecovered Capital" as of a reference date, with respect to a holder of Class A Units or Class C Units, means the Contribution made pursuant to
Section 4.2 with respect to such holder's LP Units, reduced by cumulative Capital Distributions made with respect to such LP Units through the reference date, and further reduced, in the case of the holders of the Class A Units only, by $28,543,891.00, as of July 25, 1995.

        "Voting Percentage Interest" means the voting interest attributable to each LP Unit as set forth below (which voting interest shall be subject to the last sentence of this definition and the issuance of another class or series of LP Units pursuant to Section 4.4(a)): (a) prior to exercise of the Warrants and Conversion, each Class A Unit and each Class C Unit shall have a voting interest attributable thereto equal to 1/total number of Class A Units and Class C Units Outstanding, with such voting interests aggregated, voting together and treated as a combined class; (b) after exercise of the Warrants and Conversion, each Class A Unit and each Class C Unit shall have no voting interest; (c) prior to exercise of the Warrants and Conversion, each Class B Unit shall have no voting interest; and (d) after exercise of the Warrants and Conversion, each Class B Unit shall have a voting interest attributable thereto equal to 1/total number of Class B Units Outstanding. Notwithstanding the foregoing, with respect to the votes called for in the last paragraph of
Section 4.4(a) and in Section 6.12(d), each Class A Unit and each Class C Unit shall have a voting interest as provided in clause (a) above and each Class B Unit shall have a voting interest as provided in clause (d) above.

        "Warrant Agreements" means the Centex Warrant Agreement and the Stockholder Warrant Agreement.

        "Warrants" mean the warrants to be sold by the Partnership pursuant to
Section 4.3.


                                  ARTICLE III

                                    PURPOSE

        3.1. Purpose. The purpose of the Partnership shall be (a) to invest in, acquire, own, hold a leasehold interest in, manage, maintain, operate, lease, sublease, improve, develop, reconstruct, sell, exchange and otherwise dispose of the Original Properties, Other Properties, and any other properties directly or by acquiring, holding, selling or otherwise disposing of a partnership or other interest in an Operating Partnership, with all activities related to the Original Properties to be conducted pursuant to the Plan for Original Properties; (b) in connection therewith, to exercise all of the rights and powers conferred upon the Partnership by this Agreement or, in its capacity as the direct or indirect limited partner or other owner in an Operating Partnership, by the applicable Operating Partnership Agreement; and
(c) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes.

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

        4.1. General Partner. The General Partner has heretofore contributed to the Partnership cash in an amount equal to $767,182.

        4.2.     Limited Partners.

        (a) Original Limited Partners. The Original Limited Partners have heretofore contributed to the Partnership the Original Properties having an Agreed Value of $75,951,000 as of the date of contribution, and have received in exchange an aggregate of 1,000 Class A Units as set forth below:

                 ORIGINAL LIMITED PARTNER                                        CLASS A UNITS
                 ------------------------                                        -------------
         Centex Land Company  . . . . . . . . . . . . . . . . . . . . . . .             244
         Centex Homes of New Jersey, Inc. . . . . . . . . . . . . . . . . .             220
         Centex Homes Corporation . . . . . . . . . . . . . . . . . . . . .              71
         Fox & Jacobs, Inc. . . . . . . . . . . . . . . . . . . . . . . . .             400
         Great Lakes Development Co., Inc.  . . . . . . . . . . . . . . . .              31
         111 E.  Chestnut Corp  . . . . . . . . . . . . . . . . . . . . . .              34
                                                                                       ====
                                                                                      1,000

All of the Class A Units are owned by a single Limited Partner, Centex Homes, as of the date of this Agreement. The Unrecovered Capital in the case of the holders of the Class A Units was reduced as of July 25, 1995 as described above.

        (b) Conversion of Number of Class A Units. In order to facilitate the issuance of other LP Units pursuant to Section 4.4, including Class C Units, the 1,000 Class A Units Outstanding as of the date of this Agreement shall be deemed automatically converted into an aggregate of 32,260.085 Class A Units, with each such new Class A Unit to have identical rights and preferences to the former Class A Units (except for the number that is Outstanding). All Certificates evidencing ownership of Class A Units immediately prior to the effectiveness of this Agreement shall evidence ownership of Class A Units after the effectiveness of this Agreement (of a proportionately higher number), but may be exchanged, at the option of the holder thereof, for one or more Certificates evidencing the new number of Class A Units to which the Class A Unit holder shall be entitled.

        (c)      Issuance of Class C Units.   From time to time after the date
hereof, but prior to Payout or the issuance of Class B Units, the Partnership may issue Class C Units to the Limited Partners (or to a Person who is to be admitted as a Limited Partner), without the consent or approval of the Limited Partners or any percentage thereof, in connection with a Contribution to the Partnership of Other Properties. Each such issuance shall be effected as follows:

                 (i) Prior to each issuance of Class C Units, the General Partner shall determine with respect to all Outstanding LP Units the applicable Unit Price after taking into account applicable provisions of this Agreement. In determining such Unit Price, (1) Sections 4.6(c)(i) and 5.3 shall be applied as if additional LP Units are being issued pursuant to Section 4.4 hereof, and (2) Class A Units and Class C Units (if any shall be Outstanding) shall be deemed equivalent in type and class.

                 (ii) The number of Class C Units that shall be issued in any particular case shall be equal to the Net Agreed Value of the Other Properties to be contributed divided by the applicable Unit Price.

                 (iii) Fractional Class C Units may be issued, if deemed necessary or appropriate by the General Partner.

        4.3. Issuance of Warrants. Following execution of the First Restated Agreement, the General Partner caused the Partnership to sell to Centex warrants entitling the holder or holders thereof to acquire Class B Units, on such terms and conditions (and for such consideration) as provided in the Warrant Agreements.

        4.4.     Additional Issuances of Securities; Additional Classes of LP
Units.

        (a)      Subject to the last paragraph of this subsection (a) and
Section 4.4(b), in order to raise additional capital or to acquire Other Properties, additional properties or other assets, to redeem or retire Partnership debt, to comply with any provision of an Operating Partnership Agreement or for any other Partnership purpose, the General Partner is authorized at any time or from time to time to cause the Partnership to issue LP Units in addition to those issued pursuant to Section 4.2 (or which may hereafter be issued pursuant to Section 4.3) to General Partners or Limited Partners or to other Persons and to admit them to the Partnership as Additional Limited Partners, all without any consent or approval of the Limited Partners or any percentage thereof (other than as provided in the last paragraph of this subsection (a) and Section 4.4(b)).

        Subject to the last paragraph of this subsection (a) and Section 4.4(b), the General Partner shall determine the consideration and terms and conditions with respect to any future issuance of Units in a manner that it in good faith determines to be in the best interests of the Partnership. In addition, the General Partner is authorized, subject to the last paragraph of this subsection (a) and subsection (b) below, to cause the Partnership to issue LP Units from time to time in one or more classes, or one or more series of such classes, for such consideration and on such terms and conditions as the General Partner in good faith determines to be in the best interests of the Partnership, which classes or series of LP Units shall have such designations, preferences and relative, participating, optional or other special rights as shall be fixed by the General Partner, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of LP Units; (ii) the right of each such class or series of LP Units to share in Partnership distributions; (iii) the rights of each such class or series of LP Units upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions upon which each such class or series of LP Units may be redeemed by the Partnership, if any such class or series is so redeemable; (v) the rate at which and the terms and conditions upon which each such class or series of LP Units may be converted into another class or series of LP Units or other securities of the Partnership, if any such class or series is convertible into other securities of the Partnership; (vi) the terms and conditions upon which each such class or series of LP Units will be issued, assigned or transferred; and (vii) the right of each such class or series of LP Units to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such class or series, if any such class or series is granted any voting rights; provided, however, that in fixing the designations, preferences and relative, participating, optional or other special rights of any such class or series of LP Units, the General Partner shall act in a manner that it in good faith determines to be in the best interests of the Partnership.

        Subject to the terms hereof (including, without limitation, the last paragraph of this subsection (a) and Section 4.4(b)), upon or prior to the issuance of any class or series of LP Units, which shall not be identical to either the Class A Units or the Class C Units issued pursuant to Section 4.2 or the Class B Units issued pursuant to Section 4.3, the General Partner, without the consent at the time of any Limited Partner or Assignee (each Limited Partner and Assignee hereby consenting to any and each such amendment), may amend any provision of this Agreement and, exercising the power of attorney granted to the General Partner pursuant to Section 1.4(a)(i), may execute, swear to, acknowledge, deliver, file and record such documents as the General Partner may determine to be necessary or appropriate in connection therewith in order to reflect the authorization and issuance of each such class or series of LP Units and the designations, preferences and relative, participating, optional or other special rights thereof as to the matters set forth in the preceding sentence, which designations, preferences and rights may be senior to those with respect to any class of Outstanding LP Units, including the Class A Units and the Class C Units issued pursuant to Section 4.2, the Class B Units issued pursuant to Section 4.3, or to all Outstanding LP Units.

        Subject to the last paragraph of this subsection (a) and subsection (b) below, the General Partner is also authorized to cause the Partnership from time to time to issue any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of LP Units that may be issued by the Partnership, or options, rights, warrants or appreciation rights relating to any class or series of LP Units, any such debt obligations or any combination of any of the foregoing) to Partners or other Persons on terms and conditions established by the General Partner acting in a manner that it in good faith determines to be in the best interests of the Partnership. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any stock exchange on which any LP Unit or other such security is listed or admitted to trading.

        Notwithstanding the foregoing or anything else in this Agreement to the contrary, if, prior to Payout, the General Partner proposes to take any of the above described actions (i.e., cause the issuance by the Partnership of any additional LP Units or series or classes of LP Units or other securities), such action shall require the prior written consent of a Majority Interest of the holders of Class A Units and Class C Units (considered as a single class) and a Majority Interest of the holders of Class B Units (if Outstanding); provided, however, that this limitation shall not apply to the issuance of Class B Units (i) upon the exercise of Warrants pursuant to either of the Warrant Agreements or (ii) upon the exercise of the option granted to Centex or the General Partner pursuant to
Section 2.3(g)(D) of the Stockholder Warrant Agreement.

        (b) The General Partner or any Affiliate of the General Partner may, but is not obligated to, make Capital Contributions to the Partnership in the form of cash or other property in exchange for LP Units. The number of Units issued to the General Partner or any Affiliate of the General Partner in exchange for any Capital Contribution shall not exceed the Net Agreed Value of the contributed property or the amount of cash, as the case may be, divided by the Unit Price as of the date of such issuance. After Payout and at such time as when Units are held other than exclusively by the General Partner or an Affiliate thereof, any issuance of Units to the General Partner or any Affiliate of the General Partner on terms that do not satisfy the standards set forth in this Section 4.4(b) shall be made only if such issuance is approved by the affirmative vote or consent of a Majority Interest, exclusive of any such Voting Percentage Interests held by the General Partner or any Affiliate thereof.

        (c) The General Partner must make Capital Contributions or take other action consistent with this Agreement to the extent required to cause its interest in the Partnership as a General Partner at all times to equal at least 1% of total capital (or such greater amount as may be appropriate or necessary to prevent the Partnership from being treated as an association taxable as a corporation for federal income tax purposes).

        4.5. No Preemptive Rights. No Partner or Assignee shall have any preemptive, preferential or other right with respect to (a) additional Capital Contributions; (b) issuance or sale of Units, whether unissued or held in the treasury; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Unit or Units held in the treasury; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

        4.6.     Capital Accounts.

        (a) Separate Capital Accounts shall be maintained for each Partner by the Partnership. In general, a Partner's Capital Account shall be (i) increased by the amount of cash and Net Agreed Value of any property contributed by such Partner to the Partnership and such Partner's share of all items of Partnership income and gain (including income and gain exempt from federal income tax) computed in accordance with Section 4.6(b) and allocated to such Partner pursuant to Section 5.1, and (ii) decreased by the amount of cash and net fair market value (as determined without regard to Section 7701(g) of the Code) of property distributed or deemed distributed to such Partner pursuant to this Agreement and all items of Partnership deduction or loss computed in accordance with Section 4.6(b) and allocated to such Partner pursuant to Section 5.1.

        (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of such items generally shall be the same as their determination, recognition and classification for federal income tax purposes, provided that:

                 (i) Solely for purposes of the application of the provisions hereof, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by an Operating Partnership and any other partnership in which the Partnership has an interest, either directly or through such Operating Partnership, as determined in accordance with the provisions of the Operating Partnership Agreement.

                 (ii) Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the Adjusted Basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property.
        Upon an adjustment pursuant to Section 4.6(c)(i) to the Carrying Value of any Partnership asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the Adjusted Basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

                 (iii) Any item of income, gain, loss or deduction attributable to the taxable disposition of any Partnership asset shall be determined by the Partnership as if the Adjusted Basis of such asset as of such date of disposition was equal in amount to the Partnership's Carrying Value for such asset as of such date.

                 (iv) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction and allocated among the Partners pursuant to
        Section 5.1.

                 (v) The computation of all items of income, gain, loss and deduction shall be made without regard to any Section 754 Election that may be made by the Partnership and, as to those items described in
        Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

        (c) For tax reporting purposes, but not for financial reporting purposes, unless otherwise prohibited by the Code or applicable Treasury regulations,

                 (i) Upon an issuance of additional LP Units for cash or Contributed Property pursuant to Section 4.4 (including the issuance of Class C Units as contemplated hereby and Class B Units pursuant to exercise of the Warrants and Conversion), the Capital Accounts of all Partners (and the Carrying Values of all Partnership assets) shall be adjusted (consistent with the provisions hereof) as of such point in time up or down to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership assets. In determining such Unrealized Gain or Loss, the fair market value of Partnership assets shall be determined by the General Partner, using such reasonable means of valuation as it may adopt.

                 (ii) Immediately prior to the distribution of any Partnership asset in exchange for an interest in the Partnership (including distributions in liquidation, but not including any repurchase of a preferred LP Unit) the Capital Accounts of all Partners (and the Carrying Value of all Partnership assets) shall be adjusted as of such point in time (consistent with the provisions hereof) up or down to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership assets (as if such Unrealized Gain or Unrealized Loss has been recognized upon an actual sale of such properties, immediately prior to such distribution and was allocated to the Partners, at such time, pursuant to Sections 5.1 and 5.2). In determining such Unrealized Gain or Unrealized Loss attributable to the properties, the fair market value of Partnership assets shall be determined by the General Partner, using such reasonable methods of valuation as it may adopt.

        (d) If upon liquidation of the Partnership, the General Partner's Capital Account has a negative balance after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs, then, unless the Capital Accounts of all other Partners also have negative balances, the General Partner shall contribute cash to the Partnership in an amount equal to the negative balance of its Capital Account. As required pursuant to U.S. Treasury Regulation section 1.704-1(b)(2)(ii)(b)(2), such contribution shall be made to the Partnership no later than the later of (i) the end of the Partnership taxable year in which the Liquidation occurs (as such year is determined without regard to Section 706(C)(2)(A) of the Code), or (ii) the ninetieth day after the date of liquidation of the Partnership.

        4.7. Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

        4.8. No Withdrawal. No Partner or Assignee shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Sections
5.1 and 5.2 and Articles XIII and XIV.

        4.9. Loans From Partners. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

        4.10. Splits and Combinations. If the General Partner makes a distribution in LP Units of a particular class to registered holders of such class of LP Units while there is Outstanding any other class of LP Units, then the General Partner shall make a proportionate distribution, in either class of LP Units, at the discretion of the General Partner, to the registered holders of such other class of LP Units. If the General Partner effects a subdivision or combination of any class of LP Units, then the General Partner shall make a proportionate subdivision or combination of any other class of LP Units.

        4.11. Conversion of Capital Accounts. Immediately prior to exercise of the Warrants and Conversion, cash distributions shall be made, first, to the holders of the Class A Units and the Class C Units in an amount sufficient to cause Payout and, second, to the General Partner and the holders of the Class A Units and the Class C Units in an amount equal to the balance of their respective Capital Accounts after the adjustment required by Section 4.6(c)(i) of this Agreement; provided, however, that with respect to the General Partner, such distributions shall not exceed, and shall be used to retire, the outstanding balance, if any, of the $7,700,000 loan from Centex to Holding, plus any other outstanding debts of Holding or the General Partner then due and payable to Centex or any of its Affiliates (and any remaining balance of the General Partner's Capital Account shall not be repaid by virtue of this Section).


                                   ARTICLE V

             ALLOCATIONS OF INCOME AND LOSS; DISTRIBUTIONS OF CASH

        5.1.     Prior to Payout.

        (a) For each taxable year (or portion thereof) prior to Payout items of income, gain, loss and deduction of the Partnership shall be allocated to the Partners as follows:

                 (i) If there is net income (i.e., if items of income and gain exceed items of deduction and loss) it shall be allocated to Class A Unit holders and the Class C Unit holders, in the ratio in which, and to the extent that, cumulative distributions of Preferred Return are made through the end of such taxable year;

                 (ii) Next, net income, if any, shall be allocated to the Partners in the same ratio and to the same extent that cumulative net losses in excess of cumulative net income has been allocated pursuant to paragraph (iv) below;

                 (iii) Thereafter, any remaining net income and credit shall be allocated to the Partners in accordance with their Percentage Interests (as defined below in clause (c));

                 (iv) If there is net loss (i.e., if items of deduction and loss exceed items of income and gain) it shall be allocated to the Partners (x) first, in the same ratio and to the same extent that cumulative net income in excess of cumulative net losses has been allocated pursuant to clauses (i), (ii) and (iii), above, and (y) thereafter, in accordance with their Capital Interests.

        (b) Until Payout occurs, distributions of cash shall be made as follows:

                 (i) To the Class A Unit holders and the Class C Unit holders with respect to the Preferred Return, pro rata, based on the amounts of Preferred Return that have accrued but are unpaid;

                 (ii) To the Partners in the amount of the product of (x) the maximum marginal corporate tax rate for the period in question, multiplied by (y) the amount of income and gain (in excess of deduction and loss) allocable to the Partners pursuant to Subsection 5.1(a)(iii); and

                 (iii) To the Class A Unit holders and the Class C Unit holders in the ratio of their respective Unrecovered Capital amounts until their Unrecovered Capital is reduced to zero; provided, however, that distributions pursuant to this Clause (iii) shall not be made without consent of the recipient Partner if such distribution would cause the recognition of income for federal income tax purposes. Any such deferred distribution shall be made as of the last day of each succeeding taxable year to the extent that distribution as of such date will not give rise to the recognition of taxable income for such year. In the event a distribution is so deferred, the Partnership shall, upon the affected Partner's request, loan the amount of the deferred distribution to such Partner for a term of three (3) years, prepayable without penalty, at an interest rate equal to the Applicable Federal Rate published by the Internal Revenue Service. If not prepaid, such loan shall be payable semiannually as to interest, and at maturity, as to principal and accrued but unpaid interest.

        (c) As used above and elsewhere herein, "Percentage Interest" means (i) as to the General Partner, 1% (plus any additional percentage to which the General Partner is entitled prior to exercise of the Warrants as specified in the definition of Applicable Class Percentage); and (ii) as to a Limited Partner or Assignee, with respect to a specific class of LP Units, the product of (x) the Applicable Class Percentage multiplied by (y) the ratio determined by dividing the number of such Limited Partner's LP Units of each class by the total number of issued and Outstanding LP Units of the same class. As used in the immediately preceding sentence and elsewhere herein, "Applicable Class Percentage" means the percentage share of the Partnership's income, gain, loss, or deductions allocated to a class of LP Units pursuant to this Agreement or a later specification by the General Partner pursuant to Section 4.4 of this Agreement. Prior to exercise of the Warrants, (i) (A) for purposes of determining the Applicable Class Percentage, Class A Units and Class C Units shall be deemed to be a single class of LP Units, and (B) the Applicable Class Percentage of Class A Units and Class C Units (considered as a single class) is 20%, and (ii) the General Partner's additional percentage is 79%. After exercise of the Warrants, the Applicable Class Percentage of Class A Units and Class C Units (considered as a single class) and Class B Units will be 0% and 99%, respectively.

        (d) Distributions shall be made at the discretion of the General Partner from any source of cash available to the Partnership, subject to reserves for future liabilities and obligations in such amounts that the General Partner deems prudent.

        5.2.     After Payout.

        (a) For each taxable year (or portion thereof) after Payout items of income, gain, loss and deduction of the Partnership shall be allocated to the Partners as follows:

                 (i) If there is net income (i.e., if items of income and gain exceed items of deduction and loss) such net income and any items of credit shall be allocated to the Partners in accordance with their Percentage Interests.

                 (ii) If there is net loss (i.e., if items of deduction and loss exceed items of income and gain) it shall be allocated to the Partners in accordance with their Percentage Interests.

        (b) Distributions shall be made at the discretion of the General Partner from any source of cash available to the Partnership, subject to reserves for future liabilities and obligations in such amounts that the General Partner deems prudent. Subject to the specific terms and provisions of Outstanding LP Units (which may govern priority and amount of distributions as among the different classes of LP Units), distributions with respect to LP Units shall be made according to the Percentage Interests of LP Unit holders as of the Record Date established by the General Partner. Distributions to the General Partner shall be made according to its Percentage Interest.

        5.3.     Tax.

        (a) In the case of accounts receivable which are Contributed Property, accounts payable assumed by the Partnership from a Contributing Partner and other similar accrued but uncollected or unpaid items, items of income and deduction shall be allocated to Contributing Partners (or their successors in interest) as if such items had not been contributed to, or assumed by, the Partnership.

        (b) Each item of depreciation and cost recovery deduction attributable to, and each item of gain or loss from the sale of, any Partnership property shall be allocated for federal income tax purposes to the Partners as follows:

                 (i) In the case of a Contributed Property (i.e., each property other than cash contributed to the Partnership) gain, loss, depreciation and cost recovery deductions attributable to such property shall be allocated (A) among the Contributing Partners (or their successors in interest) in a manner consistent with Section 704(c) of the Code and (B) the balance to the Partners in accordance with Section 5.1; provided, however, that if the sale or disposition of the property is in connection with the liquidation of the Partnership, prior to allocating gain to the Partners in accordance with their respective Percentage Interests, there shall be an allocation of gain to bring (if possible) the Partners' Capital Account balances into the same relationship as the Partners' Percentage Interests.

                 (ii) In the case of an Adjusted Property (i.e., any property whose carrying value is changed to reflect unrealized gain or unrealized loss--see Section 4(c)(i) above) gain, loss, depreciation and cost recovery deductions attributable to such property may, in the discretion of the General Partner, be allocated (A) among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 4.6(c)(i) and (ii), and (B) then, in the event such property was originally a Contributed Property, among the Contributing Partners with respect to such property, in a manner consistent with Section 704(c) of the Code, and (C) the balance to the Partners in accordance with Section 5.1; provided, however, that if the sale or disposition of the property is in connection with the liquidation of the Partnership, prior to allocating gain to the Partners in accordance with their respective Percentage Interests, there shall be an allocation of gain to bring (if possible) the Partners' Capital Account balances into the same relationship as the Partners' Percentage Interests.

                 (iii) In the case of all other properties gain, loss, depreciation and cost recovery deductions attributable to such property shall be allocated among the Partners in accordance with Section 5.1; provided, however, that if the sale or disposition of the property is in connection with the liquidation of the Partnership, prior to allocating gain to the Partners in accordance with their respective Percentage Interests, there shall be an allocation of gain to bring (if possible) the Partners' Capital Account balances into the same relationship as the Partners' Percentage Interests.

        (c)      It is intended that the allocations in Sections 5.2(b)(i) and
(ii) shall effect allocations for federal income tax purposes consistent with
Section 704(c) of the Code and comply with any limitations or restrictions therein. The General Partner shall have complete discretion to make the allocations pursuant to this Section 5.2 and the allocations and adjustments to Capital Accounts in any manner consistent with Section 704 of the Code. The General Partner may amend the provisions of this Agreement as appropriate as a result of the promulgation of amended or additional final Treasury regulations under Section 704 of the Code if the General Partner receives an Opinion of Counsel that such an amendment is advisable to reflect allocations among the Partners consistent with such regulations.

        (d) All items of income, gain, loss, deduction, credit and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account that adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions governed by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership assets resulting from any election under Section 754 of the Code.

        (e) Income, deductions, credits and bases of Partnership assets that are affected by the adjustments resulting from the Section 754 Election shall be determined and allocated to the Partners in any manner selected by the General Partner and determined by the General Partner to be expedient and permissible.

        (f) The Partnership shall allocate taxable items attributable to an LP Unit that is assigned during a year between the assignor and assignee of such LP Unit in accordance with any permissible method selected by the General Partner, taking into account both the objective to match income and distributions and the ease of administration.

        (g) Notwithstanding any provision of this Section 5.1 to the contrary, (i) a Limited Partner shall not be allocated items of deduction and loss to the extent that such allocation would cause such Partner's Hypothetical Capital Account (as hereinafter defined) to have a deficit balance as of the end of the applicable period, and (ii) there shall be allocated to a Partner who unexpectedly receives an adjustment, allocation or distribution described in U.S. Treasury regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain in an amount sufficient to eliminate any deficit Hypothetical Capital Account balance resulting therefrom as quickly as possible. For purposes of application of this provision, the Partner's "Hypothetical Capital Account" balance shall be the Partner's Capital Account balance reduced by the adjustments, allocations and distributions reasonably expected to be made to such Partner's Capital Account as of the end of the subject Partnership taxable year. For purposes of determining the fair market value of property distributed to a Partner, the adjusted tax basis of the property (or, if the property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis, the book value of such property) shall be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis (or book value) of such property shall be presumed to be matched by corresponding changes in such property's fair market value.


                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

        6.1.     Management.

        (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership, subject to such limitations as are provided herein and in the Plan for Original Properties. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any right of control over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership in the name of the Partnership or in the General Partner's own name, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the incurring of any obligations it deems necessary or advisable for the conduct of the activities of the Partnership; (ii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership; (iii) the use of the assets of the Partnership (including, without limitation, cash on hand) for any Partnership purpose on any terms it sees fit, including, without limitation, the financing of the conduct of the initial operations of the Partnership, the lending of funds to other Persons, the repayment of obligations of the Partnership, the conduct of additional Partnership operations and the purchase of additional properties; (iv) the negotiation and execution on terms deemed desirable to the Partnership in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of the Partnership as it deems necessary; (viii) the formation of any further limited or general partnerships, joint ventures, corporations or other relationships that it deems desirable, including, without limitation, the formation of Operating Partnerships pursuant to subsection (c) of this Section 6.1, and the contribution to such partnerships, ventures or corporations of assets and properties of the Partnership; (ix) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of the litigation and the incurring of legal expenses and the Settlement of claims and litigation; and
(x) the purchase, sale or other acquisition or disposition of LP Units at such times and on such terms as it deems to be in the best interests of the Partnership.

        (b) Each of the Partners hereby agrees that the General Partner is authorized to execute, deliver and perform all other agreements, acts, transactions and matters described in this Agreement and the Information Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Partnership, notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation. The participation by the General Partner in any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners under this Agreement or under applicable law.

        (c) In the event the General Partner in its sole discretion determines such action to be necessary or appropriate, the General Partner may cause the Partnership to form, or to become a direct or indirect limited or general partner of or other owner in, one or more Operating Partnerships (and multiple subsidiary levels of Operating Partnerships) pursuant to and in conformity with the laws of such jurisdiction or jurisdictions as the General Partner may determine. Such an Operating Partnership may conduct any business the Partnership may conduct under this Agreement to the extent such business may be conducted under applicable law. Each such Operating Partnership shall have conveyed to it such Partnership properties or Other Properties as the General Partner in its sole discretion deems appropriate. Each such Operating Partnership shall be composed of the General Partner or a wholly-owned subsidiary or an Affiliate of the General Partner as general partner or similar owner/manager thereof, having a 1% interest in such Operating Partnership, and the Partnership as the sole direct or indirect limited or general partner or other similar owner thereof, having a 99% interest in such Operating Partnership (or such lesser percentage (whether initially or after intervening transfers) as the General Partner shall determine). Each such Operating Partnership shall be formed pursuant to an Operating Partnership Agreement in substantially the form of this Agreement, provided that such Operating Partnership Agreement may contain (i) a provision providing for a name of such Operating Partnership different from the name of the Partnership, (ii) such provisions as the General Partner determines are reasonable and necessary or appropriate to comply with the laws of the jurisdiction in which such Operating Partnership is being formed or to reflect the business of and the manner in which such Operating Partnership will be or is required to conduct such business, (iii) such provisions as the General Partner would be permitted to adopt as amendments to this Agreement in accordance with Section 15.1 (provided that the General Partner complies with any applicable requirements of such Section), and (iv) any other provision that the General Partner has determined is necessary or appropriate and is fair and reasonable to all parties concerned. If determined to be necessary or appropriate by the General Partner, the Partnership may become a limited or general partner, member or other owner of one or more other Operating Partnerships (and an Operating Partnership may itself become a limited or general partner, member or other owner in one or more other Operating Partnerships) whose Operating Partnership's Agreement is not substantially in the form of this Agreement.
The General Partner is hereby authorized on behalf of the Partnership to execute each such Operating Partnership Agreement and any other certificates, instruments and documents necessary to form or to become admitted to membership as a partner, member or other owner of each such Operating Partnership, and the Partners hereby approve, ratify and confirm the execution, delivery and performance of each such Operating Partnership Agreement.

        (d) The General Partner covenants and agrees to use its best efforts to cause the Partnership (i) to conduct its operations with respect to the Original Properties pursuant to and in accordance with the Plan for Original Properties and (ii) to take action similar to those contemplated by, and to accomplish the purposes stated in, the Plan for Original Properties with respect to properties other than the Original Properties.

        6.2. Certificate of Limited Partnership. The Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act and the General Partner shall cause to be filed such other certificates or documents (including, without limitation, copies of this Agreement) as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation or qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in any other state in which the Partnership may elect to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner shall file amendments to and/or restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of the State of Delaware and any other state in which the Partnership may elect to do business. Subject to applicable law, the General Partner may in its complete discretion omit from the Certificate of Limited Partnership and from any other certificates, instruments or documents filed in any other state in order to qualify the Partnership to do business therein, and from all amendments thereto and restatements thereof, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Partners, or state such information in the aggregate rather than with respect to each individual Partner. The General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto or restatement thereof to any Limited Partner.

        6.3. Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and Assignee hereby waives any and all defenses or other remedies that may be available against any such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any such sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, and each such Person shall be entitled to rely on the assumptions that the Partnership has been duly formed and is validly in existence. In no event shall any such Person be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

        6.4.     Purchase or Sale of LP Units.

        (a) The General Partner may cause the Partnership to purchase or otherwise acquire (or may purchase or otherwise acquire on behalf of the Partnership) LP Units. As long as such LP Units are held by the Partnership, such LP Units shall not be considered Outstanding for any purpose. Subject to
Section 4.4, a General Partner or any Affiliate thereof may also purchase or otherwise acquire and sell or otherwise dispose of LP Units for its own account.

        (b) At any time and from time to time, the General Partner (including the General Partner in its capacity as a Departing Partner pursuant to Section 13.2(b)) or any Affiliates thereof shall have the right to cause the Partnership, on the request of such Person, to file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and to use all reasonable efforts to cause to become effective, a registration statement under the Securities Act registering all or a portion of the LP Units then owned by such Person and included in such request for offer and sale. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the LP Units subject to such registration under the securities laws of such states as such Person shall reasonably request and do any and all other acts and things which may reasonably be necessary or advisable to enable such Person to consummate a public sale of such LP Units in such states. Registrations effected under this Section 6.4(b) shall be effected at the expense of the Person requesting the filing of such registration statement and making such offer and sale. Any registration statement filed pursuant hereto shall be continued in effect for a period of not more than six months following its effective date. If offered in an underwriting, the Partnership will provide indemnification to the underwriters in form and substance reasonably satisfactory to such underwriters.

        6.5.     Compensation and Reimbursement of General Partner.

        (a) Except as provided in this Section 6.5 and elsewhere in this Agreement or in the Operating Partnership Agreement and any other agreement contemplated herein or therein, the General Partner shall not be compensated for its services rendered to the Partnership as a General Partner.

        (b) The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership and each Operating Partnership, the qualification of the Partnership, each Operating Partnership and the General Partner to do business, the consummation of the transactions contemplated by the Conveyance, the sale of the Warrants pursuant to Section 4.3, the issuance of Class B Units pursuant to Section 4.3 and any subsequent offerings of Units or other securities by the Partnership.

        (c) The General Partner shall be entitled to reimbursement as a result of indemnification pursuant to Section 6.9.

        (d) The General Partner in its sole discretion and without approval of the Limited Partners may propose and adopt fringe benefit plans, including plans involving the issuance of LP Units, for the benefit of employees of the General Partner or any Affiliate in respect of services performed, directly or indirectly, for the benefit of the Partnership or an Operating Partnership.

        6.6. Outside Activities. Except as otherwise provided in the immediately following sentence, the General Partner, any Affiliate of the General Partner and any director, officer, partner or employee of the General Partner or any Affiliate of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership and may engage in any businesses and activities, including business interests and activities in direct competition with the Partnership and an Operating Partnership, for their own accounts and for the accounts of others, and may own interests in the same properties as those in which the Partnership or an Operating Partnership owns an interest, without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Partnership, an Operating Partnership or any Partner or Assignee, and no other provision of this Agreement shall be deemed to prohibit the General Partner or any such Person from conducting such other businesses and activities.

        Notwithstanding the foregoing or anything else in this Agreement to the contrary, however, neither the General Partner nor its sole stockholder, Holding, shall be permitted to own any interest or take any of the actions described in the immediately preceding paragraph until such time as both Payout and the repayment by Holding of the $7,700,000 loan made to it by Centex have occurred. To the extent that the General Partner engages in any permitted businesses or activities for its own account, it will take reasonable steps to maintain current records sufficient to identify such activities as separate from those of the Partnership. Neither the Partnership, an Operating Partnership nor any of the Partners or Assignees shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the General Partner any Affiliate of the General Partner or any director, officer, partner or employee of the General Partner or an Affiliate of the General Partner. The General Partner and any other Persons affiliated with the General Partner may acquire LP Units in addition to those acquired or which may be acquired pursuant to Sections 4.2 and 4.3, respectively, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such LP Units.

        6.7. Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central disbursing account maintained by or in the name of the General Partner or the Operating Partnership in which funds of the Operating Partnership and other Persons are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account and interest accrued with respect to such funds as credited to the Partnership. The General Partner may use the funds of the Partnership as compensating balances for its benefit, provided that such funds do not directly or indirectly secure, and are not otherwise at risk on account of, any indebtedness or other obligation of the General Partner or any director, officer, partner, employee or Affiliate thereof. Nothing in this Section 6.7 shall be deemed to prohibit or limit in any manner the right of the Partnership to lend funds to the General Partner or any Affiliate thereof pursuant to Section 6.8(b). All withdrawals from or charges against such accounts shall be made by the General Partner, or by its officers or agents.

Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

        6.8. Loans to or from the General Partner; Contracts with Affiliates; Joint Ventures.

        (a) The General Partner or any Affiliate may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that the General Partner or Affiliate may not charge the Partnership interest at a rate greater than the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner or its Affiliate, as the case may be, for any costs incurred by it in connection with the borrowing of funds obtained by the General Partner or Affiliate and loaned to the Partnership.

        (b) The Partnership may lend funds to the General Partner or any Affiliate thereof; provided, however, that the Partnership shall not charge interest at a rate less than the rate (including points or other financing charges or fees) that would be charged the General Partner or such Affiliate (without reference to third parties' financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership may also lend or contribute funds to an Operating Partnership on terms and conditions established in the sole discretion of the General Partner, provided that such loans or contributions are made in connection with the conduct of the business of the Partnership. The foregoing authority shall not create any right or benefit in favor of an Operating Partnership or any other Person.

        (c) Notwithstanding the provisions of Section 6.8(a), assumption of certain indebtedness and liabilities and related obligations by the Partnership pursuant to the Conveyance is hereby ratified by all Partners.

        (d) The General Partner may itself, or may enter into an agreement with an Affiliate to, render services for the Partnership. Any service rendered to the Partnership by the General Partner or any Affiliate thereof shall be on terms that are fair and reasonable to the Partnership. The provisions of Section 6.5 shall apply to the rendering of services described in this Section 6.8(d). Notwithstanding the provisions of this Section 6.8(d) or anything else herein to the contrary, the terms and provisions of the Management Agreement are hereby ratified by all Partners.

        (e) The Partnership may transfer properties or other assets to joint ventures, other partnerships, limited liability companies or other entities in which it is or thereby becomes a participant (including, without limitation, an Operating Partnership and as a partner of an Operating Partnership) upon terms and subject to such conditions consistent with applicable law as the General Partner deems appropriate.

        (f) Neither the General Partner nor any Affiliate thereof shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided that the conditions of this
Section 6.8(f) expressly shall not be applicable to the transaction effected pursuant to Section 4.2(a).

        6.9. Indemnification. To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner and its directors, officers, employees and agents, and any Person who is or was serving at the request of the Partnership acting through the General Partner as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, an "Indemnitee"), as follows:

        (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an Indemnitee was or is a party or is threatened to be made a party by reason of the fact that such Indemnitee is or was the General Partner or a director, officer, employee or agent of the General Partner or a Person serving at the request of the Partnership in another entity in a similar capacity, involving an alleged cause of action arising from the activities of the General Partner under this Agreement or from the management of the affairs of the Partnership, or which relates to the Partnership, its property, business or affairs, the Partnership shall indemnify such Indemnitee against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such Indemnitee in connection with the defense and/or settlement of such action, suit or proceeding, if such Indemnitee acted in good faith and in a manner reasonably believed by such Indemnitee to be in, or not opposed to, the best interests of the Partnership, and provided that the Indemnitee's conduct does not constitute gross negligence or willful or wanton misconduct (however, such conduct could constitute ordinary negligence) and, with respect to any criminal action or proceeding, the Indemnitee did not have reasonable cause to believe that his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner reasonably believed by such Indemnitee to be in, or not opposed to, the best interests of the Partnership, and that, with respect to any criminal action or proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful.

        (b) Expenses (including legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this Section 6.9 shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

        (c) Any indemnification hereunder shall be made only out of the assets of the Partnership.

        (d) The indemnification provided by this Section 6.9 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement or vote of the Partners, as a matter of law or otherwise, both as to action in the Indemnitee's capacity as the General Partner or a director, officer, employee or agent of the General Partner or as a Person serving at the request of the Partnership as set forth above and to action in another capacity (including, without limitation, any capacity under the Conveyance and the Management Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

        (e) The Partnership may purchase and maintain insurance on behalf of any one or more Indemnitees and other such Persons as the General Partner shall determine against any liability which may be asserted against or expense which may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of these indemnification provisions.

        (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.9 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        (h) The provisions of this Section 6.9 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

        6.10.    Liability of General Partner.

        (a) Neither the General Partner nor its partners or stockholders, directors, officers, employees or agents shall be liable to any of them or to Persons who have acquired interests in the LP Units, whether as Limited Partners, Assignees or otherwise, for errors in judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct.

        (b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner with due care.

        6.11.    Resolution of Conflicts of Interest.

        (a) Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein or therein, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, an Operating Partnership, any Limited Partner or any Assignee, on the other hand, or (ii) whenever this Agreement, an Operating Partnership Agreement or any other agreement contemplated herein or therein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, an Operating Partnership, any Limited Partner or any Assignee, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting principles. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement, an Operating Partnership Agreement or any other agreement contemplated herein or therein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other applicable law, rule or regulation. Unless otherwise expressly provided in this Agreement, an Operating Partnership Agreement or any other agreement contemplated herein or therein, any provision contained herein or therein shall control to the fullest extent possible if it is in conflict with such standard of care or duty, the Delaware Act or any other applicable law, rule or regulation; and each Limited Partner and Assignee hereby waives such standard of care or duty and the Delaware Act and such applicable law, rule or regulation and agrees that the same shall be modified and/or waived to the extent necessary to permit the General Partner to act as described above and to give effect to the foregoing provisions of this Section 6.11(a).

        (b) Whenever in this Agreement, the Operating Partnership Agreement or any other agreement contemplated herein or therein, the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion", with "complete discretion", or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Partnership, an Operating Partnership, the Limited Partners or the Assignees, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, an Operating Partnership Agreement or any other agreement contemplated herein or therein or under the Delaware Act or any other applicable law, rule or regulation. Each Limited Partner and Assignee hereby consents and agrees that the General Partner may so act, waives any standard of care or duty imposed in this Agreement, an Operating Partnership Agreement or any other agreement contemplated herein or therein or under the Delaware Act or any other applicable law, rule or regulation, waives the rights and protection provided and afforded thereby, and agrees that the same shall be modified and/or waived to the extent necessary to permit the General Partner to act as described above and to give effect to the foregoing provisions of this Section 6.11(b).

        (c) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as the limited partner of an Operating Partnership, to consent to similar actions by the general partner of such Operating Partnership, to waive the standard of care and duty imposed on the general partner of such Operating Partnership by an Operating Partnership Agreement or the Delaware Act or any other applicable law, rule or regulation, and to agree that the same shall be modified and/or waived to the extent necessary to permit the general partner of an Operating Partnership so to act.

        6.12.    Other Matters Concerning General Partner.

        (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters which the General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

        (c) The General Partner agrees to use its best efforts to maintain a net worth in an amount which, upon advice from time to time of its counsel, is necessary in order for the Partnership to be classified and treated as a partnership (and not an association) for federal income tax purposes.

        (d) If the General Partner determines, by reason of revisions to the federal income tax laws or for such other considerations as it deems proper, that it would be in the best interest of the Partnership and the Limited Partners for the Partnership to conduct its activities in the form of a corporation, the General Partner shall have the authority to cause the Partnership to convert from its present limited partnership form into a corporation and to take all actions necessary and appropriate to effectuate such action. In connection therewith, the General Partner shall cause any such newly-formed corporation to authorize such classes of stock and to take such other action as is reasonable and necessary in order for the holders of such stock, to the fullest extent possible, to enjoy the same rights with respect to distributions and to voting as they would have had hereunder as holders of Class A Units, Class C Units and Class B Units. Notwithstanding the foregoing, however, the General Partner shall not take any of the above- described actions prior to Payout without having first received the consent of a Majority Interest of Class A Units and Class C Units (considered as a single class) and a Majority Interest of Class B Units (if Outstanding).

        6.13. Trademark of Centex. The logotype set forth in Exhibit B attached hereto is a registered trademark and the exclusive property of Centex. The Partnership and the General Partner are hereby granted a non-exclusive, non- transferable right and license to use such trademark in connection with the business of the Partnership; provided, however, that none of the Limited Partners shall, by such grant, have any right to use such trademark; provided, further, that such right and license shall expire on termination of the Nominee Agreement with respect to any or all of the Stockholder Warrants. Centex shall have all right to control all use made of the trademark by the Partnership and the General Partner, and the Partnership and the General Partner agree to submit samples of all proposed uses of the trademark for written approval thereof by Centex. Any and all uses of the trademark by the Partnership and the General Partner shall inure to the benefit of Centex. Centex shall be deemed to be a third-party beneficiary with respect to the provisions of this
Section 6.13.


                                  ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

        7.1. Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.

        7.2. Management of Business. No Limited Partner (other than the General Partner or its directors, officers, employees or agents in their capacities as such) shall take part in the control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner or a director, officer, employee or agent of the General Partner in his capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.

        7.3. Outside Activities. A Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership nor the Operating Partnership. Neither the Partnership no any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

        7.4. Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Subject to any preferences or special rights that any class or series of LP Units issued pursuant to Section 4.2 or hereafter issued hereunder may have with respect to such matters, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to profits, losses or distributions. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Limited Partners unanimously consent to the return of Capital Contributions which might be considered to occur by reason of the purchase by the Partnership of LP Units pursuant to Section 6.4(a).

        7.5.     Rights of Limited Partners Relating to the Partnership.

        (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by subsection (b) of this Section 7.5, each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner's interest in the Partnership, upon two days written demand and under oath directed to the Partnership at the principal office thereof set forth in Section 1.3 stating the purpose therefor, and at such Limited Partner's own expense, to inspect and copy during the regular business hours of the Partnership at its principal place of business such books and records of the Partnership as are just and reasonable. To the extent the Delaware Act provides any greater or different rights to limited partners of a limited partnership organized under Delaware law with respect to access to the books and records of or information or documents relating to the Partnership, each Limited Partner hereby waives such rights under the Delaware Act.

        (b) Notwithstanding the other provisions hereof, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes could damage the Partnership or its business or which the Partnership is required by agreements with third parties to keep confidential.


                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        8.l.     Records and Accounting.  The General Partner shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes on the accrual basis or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles.

        8.2. Fiscal Year. The fiscal year of the Partnership shall be as determined by the General Partner in its sole discretion.

        8.3.     Reports.

        (a) As soon as practicable, but in no event later than ninety days after the close of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of an LP Unit as of the last day of that fiscal year reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, a statement of income, a statement of Partners' equity and a statement of changes in financial position, such statements to be audited by a firm of independent public accountants selected by the General Partner.

        (b) As soon as practicable, but in no event later than sixty days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of an LP Unit as of the last day of that calendar quarter a report containing such financial information for that calendar quarter as the General Partner deems appropriate.

        8.4. Other Information. The General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.

                                   ARTICLE IX

                                  TAX MATTERS

        9.1. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal, state and local income tax purposes and shall use all reasonable efforts to furnish to Partners within ninety days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. A copy of the Partnership's federal income tax return will be furnished to any Partner or Assignee upon request and at the expense of such Partner or Assignee. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion. The taxable year of the Partnership shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion. The General Partner in its sole discretion may pay state and local income taxes attributable to operations of the Partnership and treat such taxes as an expense of the Partnership.

        9.2. Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election (including the elections provided for in Sections 48(q)(4) and 168 of the Code). The General Partner shall make the election under
Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners, provided that the General Partner shall not seek to revoke any such election unless it receives an Opinion of Counsel that such revocation would not result in the loss of limited liability of the limited partner in the Operating Partnership or of the Limited Partners in the Partnership or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

        9.3. Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

        9.4. Organizational Expenses. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

        9.5. Taxation as a Partnership. No election shall be made by the Partnership or any Partner or Assignee for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

        9.6. Opinions Regarding Taxation as a Partnership. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an Opinion of Counsel to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes.

                                   ARTICLE X

                            ISSUANCE OF CERTIFICATES

        10.1. Issuance of Certificates. Upon the issuance of LP Units, the General Partner shall cause the Partnership to issue one or more Certificates in the name of each Limited Partner certifying that the Limited Partner named therein is a Limited Partner in the Partnership, stating the number of LP Units into which his Partnership Interest is divided, and including as a part thereof a form of assignment sufficient, subject to Article XI, to convey the partnership interest of a limited partner to an assignee under the Delaware Act. Upon the transfer of an LP Unit in accordance with the terms of this Agreement, the General Partner shall cause the Partnership to issue a replacement Certificate, according to such procedures as the General Partner may establish.

        10.2. Lost, Stolen or Destroyed Certificates. The Partnership shall issue a new Certificate in place of any Certificate previously issued if the registered owner of the Certificate:

        (a) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen; and

        (b) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with such fixed or open penalty as the General Partner may in its sole discretion direct, to indemnify the Partnership and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

        (d) satisfies any other reasonable requirements imposed by the General Partner.

        If a Limited Partner fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the LP Units represented by the Certificate is registered before receiving such notification, the Limited Partner shall be precluded from making any claim against the Partnership or the Transfer Agent for such transfer or for a new Certificate.

        10.3. Registered Owner. The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee in fact of any LP Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any stock exchange on which the LP Units or any of them are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring and/or holding LP Units, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) will be bound by the Partnership Agreement and will have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                                   ARTICLE XI

                             TRANSFER OF INTERESTS

        11.1.    Transfer.

        (a) The term "transfer", when used in this Article XI with respect to a Partnership Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition.

        (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void.

        11.2.    Transfer of Interests of General Partner.

        (a) The General Partner may not transfer all or any part of its Partnership Interest unless (i) a Majority Interest consents to such transfer and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of the limited partner in an Operating Partnership or cause the Partnership or an Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Except as provided in Section 11.2(b), any transfer by the General Partner of all of its Partnership Interest shall constitute a withdrawal for purposes of, and shall be effected by the General Partner only in compliance with, Section 13.1(a).

        (b) Neither subsection (a) of this Section 11.2 nor any other provision of this Agreement shall be construed to prevent (and, to the extent required by this Agreement, all Partners hereby expressly consent to) (i) the transfer by the General Partner of all of its Partnership Interest to an Affiliate, (ii) any deemed transfer that may occur upon the bankruptcy (as defined in Section 14.1) of the General Partner if a Majority Interest ratifies the continuation of the General Partner in such capacity pursuant to Section 14.2(a), or (iii) the transfer by the General Partner of all of its Partnership Interest upon its merger or consolidation with or into any other corporation or the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of the General Partner by such Affiliate or the transferee corporation, provided such Affiliate or such corporation furnishes to the Partnership an Opinion of Counsel that such transfer, merger or consolidation and assumption will not result in a loss of limited liability of any Limited Partner or of the limited partner in the Operating Partnership or result in the Partnership or the Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes. No such transfer shall constitute a withdrawal of the General Partner for purposes of Sections 13.1(a), 13.2 or 14.1(b).

        11.3.    Transfer of LP Units.

        (a) Any LP Units, including LP Units held by the General Partner, may be transferred by the Record holder thereof. No transfer of LP Units will be recorded by the Transfer Agent or recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Transfer Agent.

        (b) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have requested admission as a Substituted Limited Partner, (ii) to have agreed to comply with and be bound by this Agreement, (iii) to have represented and warranted that such transferee has authority to enter into this Agreement, (iv) to have appointed the General Partner attorney-in-fact to execute any document that the General Partner may deem necessary or appropriate to be executed in connection with such transfer and his admission as a Substituted Limited Partner pursuant to Article XII and to evidence his agreement to be bound by this Agreement, (v) to have made the power of attorney set forth in Section 1.4 and (vi) to have made the consents and waivers contained herein. Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of LP Units shall be an Assignee in respect of such LP Units, with the rights granted to an Assignee pursuant to this Agreement.

        (c) Each distribution in respect of LP Units shall be paid by the Partnership, directly or through any other Person or agent, only to the Record Holders as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

                                  ARTICLE XII

                    ADMISSION OF SUBSTITUTED AND ADDITIONAL
                LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNERS

        12.1.    Admission of Substituted Limited Partners.

        (a) A Limited Partner or Assignee shall have the power to give the transferee of such Person's LP Units the right to seek admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. Such transferee shall become a Substituted Limited Partner at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion. If such consent is withheld, such transferee shall be an Assignee, with the rights granted to an Assignee pursuant to this Agreement. Unless withheld, the General Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, as of the first day of the month following the month during which such transferee delivered an executed Transfer Application to the Transfer Agent.

        (b) The admission of an Assignee as a Substituted Limited Partner shall be effected without the consent of any of the Partners other than the General Partner.

        12.2. Admission of Additional Limited Partners. A Person (other than the Existing Limited Partners or the General Partner making a Capital Contribution pursuant to Section 4.1) who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 1.4, and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that such conditions have been satisfied, the General Partner issues to such Additional Limited Partner a Certificate evidencing ownership of his LP Units and such Additional Limited Partner is reflected as a Limited Partner on the books and records of the Partnership.

        12.3. Admission of Successor General Partner. A successor General Partner selected pursuant to Section 13.1 or the transferee of or successor to all of the Partnership Interest of the General Partner pursuant to Section 11.2(a) or (b) shall be admitted to the Partnership as the General Partner, effective as of the date of the withdrawal or removal of the predecessor General Partner or the date of such transfer of such predecessor's Partnership Interest. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners unanimously consent to the admission of such successor General Partner pursuant to this Section 12.3 or Sections 13.1 or 11.2(a) or (b).

        12.4. Amendment of Agreement and of Certificate of Limited Partnership. In connection with the admission to the Partnership of any successor General Partner or any Limited Partner, the General Partner shall take all steps necessary and appropriate to prepare and record or file any amendment or restatement of this Agreement or the Certificate of Limited Partnership that may be required with respect to such admission, and may for this purpose exercise the power of attorney granted pursuant to Section 1.4.


                                  ARTICLE XIII

                  WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

        13.1.    Withdrawal or Removal of General Partner.

        (a) The General Partner may withdraw from the Partnership effective on at least ninety days written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. Except as provided in Section 11.2(b), any transfer by the General Partner of all of its Partnership Interest pursuant to Section 11.2(a) shall constitute the withdrawal of the General Partner for purposes of this Section 13.1(a). The withdrawal of the General Partner shall also constitute the withdrawal of the general partner of the Operating Partnership. If the General Partner gives notice of withdrawal, a Majority Interest may, prior to or within ninety days after the effective date of such withdrawal, elect a successor General Partner effective as of the date of such withdrawal. The Person elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership effective as of the same date (unless an Affiliate of such General Partner shall become the successor General Partner of the Operating Partnership). If no successor General Partner is elected, the Partnership shall be dissolved pursuant to Section 14.1.

        (b) The General Partner may be removed only upon the affirmative votes of owners of at least 80% of the Voting Percentage Interests of the Limited Partners. Such removal shall be effective upon the admission of the successor General Partner pursuant to Article XII. The removal of the General Partner shall also constitute the removal of the general partner of the Operating Partnership. Any such action by the Limited Partners for removal of the General Partner must also provide for the election of a new General Partner. The Person elected as successor General Partner shall automatically become the successor general partner of the Operating Partnership. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in (i) the loss of limited liability of any Limited Partner or of the limited partner in the Operating Partnership or (ii) the treatment of the Partnership or the Operating Partnership as an association taxable as a corporation for federal income tax purposes.

        (c) If, under the laws of any jurisdiction to which the Partnership or this Agreement is subject, the withdrawal or removal of the General Partner pursuant to Section 13.1(a) or (b) results in the Partnership being dissolved, then the Partnership shall be deemed dissolved and reconstituted. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners unanimously consent to the continuation and/or reconstitution of the Partnership pursuant to this
Section 13.1(c).

        13.2.    Interest of Departing Partner and Successor.

        (a) The Departing Partner shall, at the option of its successor (if any) exercisable prior to the effective date of the departure of such Departing Partner, promptly receive from its successor in exchange for its Partnership Interest as a General Partner, an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as a General Partner herein, determined as of the effective date of its departure. If the successor to a Departing Partner exercises its option to acquire the Partnership Interest as a General Partner of the Departing Partner, it must also acquire at such time the partnership interest of the Departing Partner as a general partner in any Operating Partnership, for an amount in cash equal to the fair market value of such interest, determined as of the effective date of its departure. If the option is exercised, the Departing Partner shall, as of the effective date of its departure, cease to share in any allocations or distributions with respect to its Partnership Interest as a General Partner. For purposes of this Section 13.2, the fair market value of the Departing Partner's Partnership Interest as a General Partner herein and of its partnership interest as a general partner of any Operating Partnership shall be determined by agreement between the Departing Partner and its successor or, if such parties fail to agree within thirty days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If the Departing Partner and its successor cannot agree upon one independent investment banking firm or other independent expert within forty-five days after the effective date of such departure, then the Departing Partner and its successor shall each select an independent investment banking firm or other independent expert and the parties so selected shall designate by mutual agreement an independent investment banking firm or other independent expert. If either the Departing Partner or its successor fails to select an independent investment banking firm or other independent expert within seventy-five days after the effective date of such departure under the circumstances described in the immediately preceding sentence, then the other party shall have the right to make such selection. In making its determination, the independent investment banking firm or other independent expert selected in the manner provided above shall consider the Unit Price, the value of the Partnership's assets, the rights and obligations of a General Partner and other factors it may deem relevant.

        (b) If the successor (if any) to a Departing Partner does not exercise the option described in Section 13.2(a), the Partnership Interest of the Departing Partner as a General Partner of the Partnership and the partnership interest of such Departing Partner as a general partner of any Operating Partnership shall be converted as follows:

                 (i) Such Departing Partner shall become a Limited Partner and its Partnership Interest shall be converted into LP Units, without any reduction in such Partnership Interest (subject to proportionate dilution by reason of the admission of its successor).

                 (ii) The limited partnership interest into which the partnership interest of the Departing Partner as a general partner of an Operating Partnership is converted pursuant to an Operating Partnership Agreement shall be contributed by such Departing Partner to the capital of the Partnership, such Departing Partner shall become a Limited Partner in the Partnership, and the Partnership shall issue to such Departing Partner the number of LP Units equal to the number of Units Outstanding immediately prior to the effective date of its departure (but after giving effect to the conversion described in subparagraph (i) above) multiplied by a fraction, the numerator of which is such Departing Partner's percentage interest under the Operating Partnership Agreement (immediately before such departure) and the denominator of which is the aggregate percentage interest under the Operating Partnership Agreement (immediately before such departure) of all limited partners of the Operating Partnership (immediately before such departure).

                 (iii) If, upon any such conversion, the Partnership has Outstanding more than one class or series of LP Units, the Departing Partner shall receive LP Units of each Outstanding class or series of LP Units in an amount determined separately with respect to each such class or series, but otherwise as provided above in this Section 13.2(b). This Agreement will be amended to reflect any event described in subparagraph (i) above, and any successor General Partner covenants so to amend. At any time after the departure of a Departing Partner, upon the request of such Departing Partner the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and use its best efforts to cause to become effective, a registration statement under the Securities Act, and take such other actions as are described in Section 6.4(b), to register all or a portion of the LP Units owned by the Departing Partner at the time of its departure, including any LP Units that were received by the Departing Partner pursuant to this Section 13.2(b) and included in such request, for offer and sale, provided that the Partnership shall be required to file no more than three such registration statements at the request of any one Departing Partner. Registrations effected under this paragraph shall be effected at the expense of the Partnership, except for underwriting discounts and commissions.

        (c) If the successor (if any) to a Departing Partner does not exercise the option described in Section 13.2(a), the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash or property or other consideration having a Net Agreed Value such that its Capital Account, after giving effect to such contribution, shall be equal to 1% of the total Capital Account balances at such date. Thereafter, such successor shall be entitled to 1% of all Partnership allocations and distributions.

                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

        14.1.    Dissolution.  The Partnership shall be dissolved upon:

        (a)      the expiration of its term as provided in Section 1.5;

        (b) notice of withdrawal, bankruptcy, or dissolution of the General Partner, or any other event that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 11.2(a) or (b) or withdrawal occurring after, or removal effective upon or after, selection by a Majority Interest of a successor pursuant to Section 13.1);

        (c) an election to dissolve the Partnership by the General Partner which is approved by the affirmative vote of a Majority Interest; or

        (d) any other event that, under the Delaware Act, would cause its dissolution, except as provided below in this Section 14.1.

        For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (u) it commences a voluntary proceeding or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (v) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect, (w) it executes and delivers a general assignment for the benefit of its creditors,
(x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u) above, (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (z) (1) any proceeding of the nature described in clause (u) above has not been dismissed one hundred twenty days after the commencement thereof, or (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator pursuant to clause (y) above has not been vacated or stayed within ninety days of such appointment, or (3) such appointment is not vacated within ninety days after the expiration of any such stay.

        14.2. Continuation of the Partnership. Upon the occurrence of an event described in Section 14.1(b), the Partnership shall be deemed to be dissolved and reconstituted if a Majority Interest elects to continue the Partnership within ninety days of such event. If no election to continue the Partnership is made within ninety days of such event, the Partnership shall conduct only activities necessary to wind up its affairs. If an election to continue the Partnership is made upon the occurrence of an event described in
Section 14.1(b) or 14.1(d), then:

        (a) within such ninety-day period (i) a Majority Interest shall select a successor General Partner; or (ii) if dissolution is caused by the bankruptcy (as defined in Section 14.1) of the General Partner, a Majority Interest may (A) ratify the continued authority of the General Partner to act in such capacity or (B) select a successor General Partner;

        (b) the Partnership shall be deemed to be reconstituted and shall continue until the end of the term for which it is formed unless earlier dissolved in accordance with this Article XIV;

        (c) the interest of the former General Partner shall be treated thenceforth as the interest of a Limited Partner and converted into LP Units in the manner provided in Section 13.2(b)(i); and

        (d) all necessary steps shall be taken to amend or restate this Agreement and the Certificate of Limited Partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted pursuant to Section 1.4; provided that the right of a Majority Interest to select a successor General Partner and continue the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that
(y) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (z) neither the Partnership nor the reconstituted Partnership would be treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

        14.3. Liquidation. Upon dissolution of the Partnership, unless an election to continue the Partnership is made pursuant to Section 14.2, the General Partner or, in the event the General Partner has been dissolved or removed, become bankrupt as defined in Section 14.1 or withdrawn from the Partnership, a liquidator or liquidating committee selected by a Majority Interest, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without fifteen days prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty days thereafter be selected by a Majority Interest. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

        The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

        (a) the payment to creditors of the Partnership, other than Partners, in order of priority provided by law;

        (b) pro rata payment to Partners for loans made by them to the Partnership;

        (c) to holders of LP Units entitling such holders to preferential distributions and returns of investment, according to the terms thereof, but not in excess of any such holder's Capital Account at such time;

        (d) to the Partners in proportion to their respective balances in their Capital Accounts, but not in excess of such balances; and then

        (e)      to the Partners according to their respective Percentage
Interests.

        14.4. Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property as provided in Sections
14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the General Partner and Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership in the State of Delaware and of all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

        14.5. Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

        14.6. Waiver of Partition. Each Partner and Assignee hereby waives any rights to partition of the Partnership property.

                                   ARTICLE XV

            AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE; CONSENTS

        15.1. Amendments to be Adopted Solely by General Partner after Payout. After Payout the General Partner (pursuant to the General Partner's powers of attorney from the Limited Partners and Assignees), without the consent of any Limited Partner or Assignee, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

        (a) a change in the name of the Partnership, in the registered office or registered agent of the Partnership, or in the location of the principal place of business of the Partnership;

        (b) admission, substitution or termination of Partners in accordance with this Agreement;

        (c) a change that the General Partner has determined is reasonable and necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

        (d) a change (i) that the General Partner has determined does not adversely affect the Limited Partners in any material respect, (ii) that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute or that is necessary or desirable to facilitate the trading of the LP Units or comply with any rule, regulation, guideline or requirement of any stock exchange on which the LP Units or any of them are or will be listed or admitted to trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners or (iii) that is required or contemplated by this Agreement;

        (e) an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

        (f) a change in any provision of this Agreement that requires any action to be taken by any Limited Partner or Assignee pursuant to the requirements of the Delaware Act if the Delaware Act is amended or modified so that the taking of such action is no longer required; or

        (g) an amendment that in the sole discretion of the General Partner is necessary or desirable in connection with (i) the authorization for issuance or issuance of any class or series of LP Units or other securities of the Partnership pursuant to Section 4.4(a) or (ii) the formation of any Operating Partnership pursuant to Section 6.1(c).

Prior to Payout, any amendment of the type described above shall be approved in accordance with Sections 15.2 and 15.3.

        15.2. Amendment Procedures. Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be in accordance with the following requirements. Amendments of this Agreement may be proposed only by the General Partner or by Limited Partners owning at least 20% of the Voting Percentage Interests of the Limited Partners. If an amendment is proposed, the General Partner shall seek the written consent of the requisite Voting Percentage Interests of the Limited Partners or call a meeting of the Limited Partners to consider and vote on such proposed amendment. A proposed amendment shall be effective upon its approval by a Majority Interest unless a greater percentage is required by this Agreement. The General Partner shall notify all Partners upon final adoption of any proposed amendment.

        15.3.    Amendment Requirements.

        (a) Notwithstanding the provisions of Sections 15.1 and 15.2, the consent of the General Partner and Limited Partners holding at least 95% of the Voting Percentage Interests of the Limited Partners shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes.

        (b) Notwithstanding the provisions of Sections 15.1, 15.2 and 15.3(a), no provision of this Agreement which establishes a percentage of the Limited Partners required to take any action shall be amended, altered, changed, repealed or rescinded in any respect which would have the effect of reducing such voting requirement, unless such is approved by written consent or the affirmative vote of Limited Partners whose aggregate Voting Percentage Interests constitute not less than the voting requirement sought to be reduced. This Section 15.3(b) shall only be amended with the approval by written consent or affirmative vote of Limited Partners whose aggregate Voting Percentage Interests constitute at least 95% of the aggregate Voting Percentage Interests of the Limited Partners. The voting requirements contained in Section 15.3(a) and this Section 15.3(b) shall be in addition to voting requirements imposed by law or other provisions contained herein.

        15.4. Meetings. All acts of Limited Partners to be taken hereunder shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning at least 20% of the Voting Percentage Interests of the Limited Partners. Any Limited Partner calling a meeting shall specify the number of LP Units as to which the Limited Partner is exercising the right to call a meeting and only those specified LP Units shall be counted for the purpose of determining whether the required 20% standard of the preceding sentence has been met. Limited Partners shall call a meeting by delivering to the General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within sixty days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not more than sixty days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability.

        15.5.    Notice of a Meeting.  Notice of a meeting called pursuant to
Section 15.4 shall be given to the Limited Partners in writing either personally or by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

        15.6. Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give consents without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than ten days nor more than sixty days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any stock exchange on which the LP Units or any of them are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such stock exchange shall govern).

        15.7. Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

        15.8.    Waiver of Notice; Consent to Meeting; Approval of Minutes.
The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

        15.9. Quorum. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as provided in Sections 4.4, 12.3, 12.5, 13.1, 14.1, 14.2, 14.3, 15.2, 15.3, 15.4,
15.11 and 16.1 and as submitted to them by the General Partner. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners whose Voting Percentage Interests represent a majority of the Voting Percentage Interests entitled to vote and present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required with respect to such action under the provisions of this Agreement, in which case the act of Limited Partners owning such higher percentage shall be required. To the extent that the laws of any jurisdiction to which the Partnership or this Agreement is subject require that certain actions of the Limited Partners under this Agreement be unanimous, any action taken by the Limited Partners pursuant to and in accordance with the preceding sentence shall be deemed to constitute the act of all Limited Partners and, in such event, each Limited Partner that does not vote for, consent to or approve of such matter hereby agrees to be bound by the decision of the Limited Partners taking such action and hereby approves such action to the extent such approval is required for such matter to be effective under the laws of such jurisdiction. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite Voting Percentage Interests of Limited Partners specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of a majority of the Voting Percentage Interests represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

        15.10. Conduct of Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of consents in writing, including, without limitation, the determination of persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting, in either case including, without limitation, a Partner or a director or officer of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of consents in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and consents, the submission and examination of proxies and other evidence of the right to vote, and the revocation of consents in writing.

        15.11. Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Voting Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. To the extent that the laws of any jurisdiction to which the Partnership or this Agreement is subject require that any action of the Limited Partners under this Agreement be unanimous, any action taken by the Limited Partners pursuant to and in accordance with the preceding sentence shall be deemed to constitute the act of all Limited Partners and, in such event, each Limited Partner that does not execute such written consent hereby agrees to be bound by the decision of the Limited Partners executing such consent and hereby approves such action to the extent such approval is required for such matter to be effective under the laws of such jurisdiction. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented in writing.

        The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than twenty days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the LP Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the LP Units which were not voted. If consent to the taking of any action by the Limited Partners is solicited by any person other than by or on behalf of the General Partner, the written consents shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) consents sufficient to take the action proposed are dated as of a date not more than ninety days prior to the date sufficient consents are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) shall not cause the Limited Partners to be deemed to be taking part in the control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners and Assignees.

        15.12.   Voting and Other Rights.

        (a) Only those Record Holders of LP Units on the Record Date set pursuant to Section 15.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which consents are solicited. With respect to voting rights and other powers attributable to LP Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights or any other powers in respect of such LP Units on any matter, vote such LP Units or exercise such other powers of, and at the direction of, the Assignees.

        (b) With respect to LP Units that are held for a Person's account by another Person, such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing, in whose name the LP Units are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such LP Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such LP Units in favor of, and at the direction of, the Person on whose behalf such broker, dealer or other agent is holding such LP Units and the Partnership shall be entitled to assume it is so acting without further inquiry. The provision of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.3.

        (c) If the General Partner is also a Limited Partner, it may vote its Voting Percentage Interest represented by LP Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.


                                  ARTICLE XVI

                          PROHIBITIONS AND LIMITATIONS

        16.1. General Prohibitions. Without the prior approval of a Majority Interest, the General Partner shall not, acting on behalf of the
Partnership:

        (a) approve provisions of or consent to amendments to an Operating Partnership Agreement that would adversely affect the Partnership as the limited partner in an Operating Partnership in any material respect;

        (b) except as expressly permitted in Section 11.2(b), elect a successor general partner of an Operating Partnership;

        (c) except as expressly permitted in Section 6.11(c), take any action required by an Operating Partnership Agreement of an Operating Partnership to be taken by the Partnership as the limited partner of such Operating Partnership; or

        (d) except as expressly permitted in this Agreement, take any action with respect to the assets or property of the Partnership which benefits the General Partner to the detriment of the Limited Partners or the Partnership.

                                  ARTICLE XVII

                               GENERAL PROVISIONS

        17.1. Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or sent to a Partner or Assignee hereunder shall be deemed conclusively to have been given or sent, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon mailing such notice, payment or report to (a) in the case of the Record Holder of an LP Unit, at his address as shown on the records of the Transfer Agent or (b) in the case of the General Partner, to such Person at his address as shown on the records of the Partnership or as set forth in Section 1.3(b), regardless of any claim of any Person who may have an interest in such LP Unit or Partnership Interest of the General Partner by reason of an assignment or otherwise. An affidavit or certificate of mailing of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the General Partner, the Transfer Agent, or the mailing organization shall be prima facie evidence of the giving or sending of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or sent without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Limited Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or sending of such notice, payment or report to the other Limited Partners and Assignees.
Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to
Section 1.3. The Partnership and the General Partner may rely and shall be protected in relying on any notice or other document from a Partner or Assignee or other Person if believed by them to be genuine.

        17.2. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

        17.3. Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        17.4. Further Action. The parties shall execute all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        17.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        17.6. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        17.7. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

        17.8. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        17.9. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring an LP Unit, upon executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

        17.10. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

        17.11. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 24th day of February, 1998.



General Partner:                    3333 DEVELOPMENT CORPORATION


                                    By:  /s/  J.  STEPHEN BILHEIMER
                                       ---------------------------------------
                                              J.  STEPHEN BILHEIMER, PRESIDENT



Limited Partners:                   CENTEX HOMES
                                    (A Nevada General Partnership) (successor to all Original Limited Partners)


                                    By: CENTEX REAL ESTATE CORPORATION
                                       (A Nevada corporation), Managing Partner



                                    By:  /s/  RAYMOND G. SMERGE
                                       ---------------------------------------
                                              RAYMOND G. SMERGE, VICE
                                              PRESIDENT AND SECRETARY

                                                                       EXHIBIT A

                          PLAN FOR ORIGINAL PROPERTIES

       As concerns all of the parcels of real property (individually and collectively called the "Property") which were transferred to Centex Development Company, L.P. ("CDC") as of March 31, 1987 by the Class-A Limited Partners, CDC has developed the following plan. This plan may be revised from time to time to address changes in the marketplace and to allow CDC to earn a better return on its assets, subject at all times to reasonable and prudent business standards and practices being followed by CDC.

                                  GENERAL PLAN

       From time to time, CDC will sell the Property at the best prices and terms which are reasonable at that time, taking into account the condition of the marketplace. Subject to cash flow requirements which may dictate earlier sales, each Property will be held a sufficient amount of time so that long-term value is enhanced.

       Except as to the 99.9469 acre tract located in Cook County, Illinois which is designed for 118 single-family detached homes, CDC does not contemplate adding substantial physical improvements to the Property. CDC contemplates developing such 99.9469 acre tract with residential improvements such as streets, street signs, sanitary sewer lines, water lines, energy lines and other improvements which are typically installed in a subdivision prior to construction of dwellings.

                                 CURRENT ZONING

       Each of the tracts comprising the Property is currently classified in a zoning classification which comports with the best use presently available for such Property, except for the tracts listed below.

       1. Fate, Texas--18 lots. This tract is, at current, zoned for residential use. A different and potential use is as a strip shopping center.

       2. New Braunfels, Texas--550 acres. This tract is not located in any incorporated area. A potential use is a mixed use planned development, including residential, commercial and retail uses.

       3. Comal County, Texas--168 acres. This tract is not located in any incorporated area. A potential use is a subdivision comprising lots designed for residential dwellings, with lot sizes ranging from two to five acres,

       4. Lake Comanche Village--141 acres--California. This tract is presently zoned for residential development. A different and potential use is retail and multi-family zoning for a portion of the site.

       5. Copper Cove--California. This tract is presently zoned in the residential community zoning classification. A different and potential use is high-density or water-front to include (a) single and multifamily homes, (b) apartments and (c) community retail use.

       As to these five tracts, CDC will, in a timely manner, analyze the highest and best use to which each of such tracts may be put, taking into account the condition of the marketplace and the patterns of growth in the areas where such tracts are located. CDC will then, in a reasonable and timely fashion, prepare and process applications for rezoning of such tracts to the appropriate zoning classifications.

                               SALES OF PROPERTY

       As concerns all of the tracts which comprise the Property, CDC will over a period of time endeavor to sell such tracts to obtain for CDC the best price available at the time CDC sells, taking into account the condition of the marketplace and the cash requirements of CDC for its business operations.

                                  RESTRICTIONS

       As to each Property, and any portion thereof, without the prior written consent of the Class-A limited partner who transferred the same to CDC:

       1. No Property may be sold by CDC at a price which is less than the sum of the book value at which such Property was contributed to CDC and the cumulative Preferred Return (as defined in the Agreement of Limited Partnership governing CDC) related to such Property. Further, no portion of any Property may be sold at a price which, when taking into account the remaining portion(s) of such Property, will, when combined with the anticipated sales price(s) of such remaining portion(s), be less than the value at which such Property was originally contributed to CDC by such limited partner and the cumulative Preferred Return related to such Property.

       2. CDC will not enter into any partnership or joint venture arrangement with respect to the ownership, development, use, sale or other disposition of any Property.

       3. CDC will not create or suffer to be created any mortgage, lien, charge or encumbrance upon the Property, except (a) to the extent necessary to meet its working capital needs from time to time (but not to exceed $500,000), in connection with borrowings for purposes of making down payments on new acquisitions of property by CDC (not to exceed 10% of the purchase price of any such acquisition and in the aggregate not to exceed at any one time $5,000,000) and (c) with respect to the development of the 99.9469 acre tract in Cook County, Illinois described above.

       4. CDC will not fail to pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments, water and sewer rates, and all other governmental charges or levies now or hereafter assessed or levied against any Property as well as all claims for labor, materials or supplies which, if unpaid, might become a lien thereon, and within ten (10) days after request by the Class-A limited partner who contributed such Property to CDC, will exhibit receipts showing payment of the foregoing. Provided, however, that if by law any such imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof) CDC may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty, interest or cost attaches thereto; and provided, further, that if CDC contests the validity or the amount of any such imposition or claim in good faith and by appropriate proceedings and provides to the Class-A limited partner who contributed to CDC the Property which is the subject of such contest security in such amount and in such form as such partner may require to assure the discharge thereof, CDC may defer payment thereof during the pendency of such contest.

       5.     CDC will not impair the value of any Property.

       6. CDC will not fail to comply with all applicable laws, ordinances, orders, rules and regulations of all federal, state and municipal governments having jurisdiction over the Property and of the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters or any other body hereafter constituted or exercising similar functions, which at any time are applicable to the Property; provided, however, that CDC may contest any of the foregoing so long as doing so, in the reasonable opinion of the Class-A limited partner who contributed such Property to CDC, will not impair the value of such Property.

       7. CDC will keep all improvements and buildings that from time to time may exist or be constructed on the Property in good condition, reasonable wear and tear and loss by casualty alone excepted.

       8. CDC will not apply for or process (or consent to the application for or processing of) any change in the zoning classification of any of the Property or any approved development plan, subdivision map or plat, or any similar instrument or any change in any restrictive covenants which affect any of the Property or any other public or private restrictions.

       9. No Property or any portion thereof, will be developed, used and occupied in a manner not in accordance with the uses permitted by the zoning classifications applicable thereto.

       10. CDC will not permit any noxious or offensive activity to be carried on upon the Property, nor shall anything be done thereon which may be or may become an annoyance or nuisance to the surrounding neighborhood.

                                  SEVERABILITY

       Invalidation of any one of these covenants, conditions, restrictions, reservations by judgment or court order shall in no way affect any other provisions which shall remain in full force and effect.

                                   RECORDING

       The General Partner hereby acknowledges and agrees that, from time to time, if so requested by a Class-A limited partner, the General Partner will cause to be recorded a declaration of covenants, conditions and restrictions regarding the Property which was transferred to CDC by such Class-A limited partner, containing terms, conditions and provisions which amplify the foregoing and are consistent with the foregoing. The cost of preparing and recording such set of covenants, conditions and restrictions will be borne by the Class-A limited partner requesting the same.

                                                                       EXHIBIT B


                                    CENTEX